                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
    Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
       Seligman Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

                     SELIGMAN MUNICIPAL FUND SERIES, INC.
                                (the "Series")

  National Fund, Colorado Fund, Georgia Fund, Louisiana Fund, Maryland Fund, Massachusetts Fund, Michigan Fund, Minnesota Fund, Missouri Fund, New York Fund,
                Ohio Fund, Oregon Fund and South Carolina Fund
                (each, a "Fund" and collectively, the "Funds")

                      Statement of Additional Information
                               February 2, 2009

                        200 Ameriprise Financial Center
                             Minneapolis, MN 55474
                                (212) 850-1864

                      Toll Free Telephone: (800) 221-2450

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments" or "investment manager"), investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. &
W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of each of the Funds having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between RiverSource Investments and the Series (on behalf of each of the Funds), RiverSource Investments became the new investment manager of the Series effective November 7, 2008.

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the Series' current Prospectus, dated February 2, 2009 (the "Prospectus"), offering Class A shares and Class C shares of the Funds. This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectus in its entirety. It should be read in conjunction with the Prospectus, which may be obtained by writing or calling the above address or telephone numbers.

The financial statements and notes included in the Annual Report of the Series, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished to you without charge if you request a copy of this SAI.

The RiverSource complex of funds includes a comprehensive array of funds from RiverSource Investments, including Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the "Board"), and the same policies and procedures. Although the Seligman funds, including the Series, share the same Board, they do not currently have the same policies and procedures, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The Series is governed by a Board that meets regularly to review a wide variety of matters affecting the Funds. Detailed information about fund governance, the funds' investment manager, RiverSource Investments, and other aspects of fund management can be found by referencing the Table of Contents below.

The website references in this SAI are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

        Series History                                                3
        Description of the Funds and their Investments and Risks      3
        Management of the Series                                     10
        Control Persons and Principal Holders of Securities          16
        Investment Advisory and Other Services                       20
        Portfolio Managers                                           27
        Portfolio Transactions and Other Practices                   29
        Capital Stock and Other Securities                           30
        Purchase, Redemption, and Pricing of Shares                  31
        Taxation of the Funds                                        36
        Underwriters                                                 39
        Calculation of Performance Data                              44
        Financial Statements                                         46
        Information Regarding Pending and Settled Legal Proceedings  46
        General Information                                          48
        Description of Ratings                                       48
        Appendix A - The Seligman Funds                              54
        Appendix B - The RiverSource Complex of Funds                55

TEA1A

                                Series History

The Series was incorporated in Maryland on August 8, 1983. As of November 7, 2008, the Series is a part of the RiverSource complex of funds. The RiverSource complex of funds includes a comprehensive array of funds managed by RiverSource Investments, including the Series and the other Seligman mutual funds.

           Description of the Funds and their Investments and Risks

Classification

The Series is a non-diversified, open-end management investment company, or mutual fund, consisting of thirteen separate funds (collectively, the "Funds"), which are:

National Municipal Class ("National Fund")

Colorado Municipal Class ("Colorado Fund")

Georgia Municipal Class ("Georgia Fund")

Louisiana Municipal Class ("Louisiana Fund")

Maryland Municipal Class ("Maryland Fund")

Massachusetts Municipal Class ("Massachusetts Fund")

Michigan Municipal Class ("Michigan Fund")

Minnesota Municipal Class ("Minnesota Fund")

Missouri Municipal Class ("Missouri Fund")

New York Municipal Class ("New York Fund")

Ohio Municipal Class ("Ohio Fund")

Oregon Municipal Class ("Oregon Fund")

South Carolina Municipal Class ("South Carolina Fund")

Investment Strategies and Risks

The following information regarding the Funds' investments and risks supplements the information contained in the Prospectus.

The Funds seek to provide income exempt from regular federal income taxes and, as applicable, regular state and local income taxes, to the extent consistent with the preservation of capital and with consideration given to opportunities for capital gain. Such income could however be subject to the federal alternative minimum tax, as well as any applicable state alternative minimum tax.

Each Fund is expected to invest principally, without percentage limitations, in municipal securities, which on the date of purchase are rated within the four highest rating categories of Moody's Investors Service ("Moody's") or Standard & Poor's Ratings Services ("S&P"). Municipal securities rated in these categories are commonly referred to as investment grade. Each Fund may invest in municipal securities that are not rated, or which do not fall into the credit ratings noted above if, based upon credit analysis, it is believed that such securities are of comparable quality. In determining suitability of investment in a lower rated or unrated security, a Fund will take into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer and other considerations as may be relevant, including comparability to other issuers.

Although securities rated in the fourth rating category are commonly referred to as investment grade, investment in such securities could involve risks not usually associated with bonds rated in the first three categories. Bonds rated "BBB" by S&P are more likely as a result of adverse economic conditions or changing circumstance to exhibit a weakened capacity to pay interest and repay principal than bonds in higher rating categories and bonds rated Baa by Moody's lack outstanding investment characteristics and in fact have speculative characteristics according to Moody's. Municipal securities in the fourth rating category of S&P or Moody's will generally provide a higher yield than do higher rated municipal securities of similar maturities; however, they are subject to a greater degree of fluctuation in value as a result of changing interest rates and economic conditions. The market value of the municipal securities will also be affected by the degree of interest of dealers to bid for them, and in certain markets dealers may be more unwilling to trade municipal securities rated in the fourth rating categories than in the higher rating categories.

The Funds, other than the National Fund, invest primarily in the municipal securities issued by a single state and political sub-divisions of that state. Each Fund will be particularly affected by political and economic conditions and developments in the state in which it invests. This vulnerability to factors affecting the state's tax- exempt investments will be significantly greater than that of more geographically diversified funds, which may result in greater losses and volatility. Because of the relatively small number of issuers of tax-exempt securities, the Funds may invest a higher percentage of their respective assets in a single issuer and, therefore, be more exposed to the risk of loss by investing in a few issuers than a fund that invests more broadly. At times, these Funds may own all or most of the debt of a particular issuer. This concentration of ownership may make it more difficult to sell, or to determine the fair value of, these investments.

In addition, any of the Funds may concentrate in a segment of the tax-exempt debt market, such as revenue bonds for health care facilities, housing or airports. These investments may cause the value of a fund's shares to change more than the values of funds' shares that invest in more diversified investments. The yields on the securities in which the Funds invest generally are dependent on a variety of factors, including the financial condition of the issuer or other obligor, the revenue source from which the debt service is payable, general economic and monetary conditions, conditions in the relevant market, the size of a particular issue, the maturity of the obligation, and the rating of the issue. In addition to such factors, geographically concentrated securities will experience particular sensitivity to local conditions, including political and economic changes, adverse conditions to an industry significant to the area, and other developments within a particular locality. Because many tax-exempt bonds may be revenue or general obligations of local governments or authorities, ratings on tax-exempt bonds may be different from the ratings given to the general obligation bonds of a particular state.

Certain events may adversely affect all investments within a particular market segment of the market. Examples include litigation, legislation or court decisions, concerns about pending or contemplated litigation, legislation or court decisions, or lower demand for the services or products provided by a particular market segment. Investing mostly in state-specific tax-exempt investments makes the Funds more vulnerable to that state's economy and to factors affecting tax-exempt issuers in that state than would be true for more geographically diversified funds. These risks include, among others:

   . the inability or perceived inability of a government authority to collect sufficient tax or other revenues to meet its payment obligations;

   .   natural disasters and ecological or environmental concerns;

   . the introduction of constitutional or statutory limits on a tax-exempt issuer's ability to raise revenues or increase taxes;

   . the inability of an issuer to pay interest on or repay principal or securities in which the Funds invest during recessionary periods; and

   . economic or demographic factors that may cause a decrease in tax or other revenues for a government authority or for private operators of publicly financed facilities.

More information about state specific risks may be available from official state resources.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal securities and for providing state and local governments with federal credit assistance. Reevaluation of a Fund's investment objectives and structure might be necessary in the future due to market or other conditions or events that may result from future changes in the tax laws or the status of the state income tax exemption for interest on municipal securities, including recent legal actions challenging the same.

Municipal Securities. Municipal securities include short-term notes, commercial paper, and intermediate and long-term bonds issued by or on behalf of states, territories, and possessions of the United States and the District of Columbia, and their political subdivisions, agencies, and instrumentalities, the interest on which is exempt from regular federal income taxes and in certain instances, applicable state or local income taxes. Municipal securities are traded primarily in the over-the-counter market. A Fund may invest, without percentage limitations, in certain private activity bonds, the interest on which is treated as a preference item for purposes of the alternative minimum tax.

Under the Investment Company Act of 1940, as amended ("1940 Act"), the identification of the issuer of municipal bonds or notes depends on the terms and conditions of the obligation. If the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the obligation is backed only by the assets and revenues of the subdivision, such subdivision is regarded as the sole issuer. Similarly, in the case of an industrial development revenue bond or pollution control revenue bond, if only the assets and revenues of the non-governmental user back the bond, the non-governmental user is regarded as the sole issuer. If in either case the creating government or another entity guarantees an obligation, the security is treated as an issue of such guarantor to the extent of the value of the guarantee.

The Funds invest principally in long-term municipal bonds. Municipal bonds are issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets, water and sewer works, and gas and electric utilities. Municipal bonds also may be issued in connection with the refunding of outstanding obligations, obtaining funds to lend to other public institutions, and for general operating expenses. Industrial development bonds ("IDBs") are issued by or on behalf of public authorities to obtain funds to provide various privately operated facilities for business and manufacturing, housing, sports, pollution control, and for airport, mass transit, port and parking facilities.

The two principal classifications of municipal bonds are "general obligation" and "revenue." General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Although IDBs are issued by municipal authorities, they are generally secured by the revenues derived from payments of the industrial user. The payment of principal and interest on IDBs is dependent solely on the ability of the user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

The Funds may also invest in municipal notes. Municipal notes generally are used to provide for short-term capital needs and generally have maturities of five years or less. Municipal notes include:

    1. Tax Anticipation Notes and Revenue Anticipation Notes. Tax anticipation notes and revenue anticipation notes are issued to finance short-term working capital needs of political subdivisions. Generally, tax anticipation notes are issued in anticipation of various tax revenues, such as income, sales and real property taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other kinds of revenue, such as grant or project revenues. Usually political subdivisions issue notes combining the qualities of both tax and revenue anticipation notes.

    2. Bond Anticipation Notes. Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the notes.

Issues of municipal commercial paper typically represent short-term, unsecured, negotiable promissory notes. In most cases, municipal commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

Variable and Floating Rate Securities. A Fund may purchase floating or variable rate securities, including participation interests therein. Investments in floating or variable rate securities provide that the rate of interest is either pegged to money market rates or set as a specific percentage of a designated base rate, such as rates on Treasury Bonds or Treasury Bills or the prime rate of a major commercial bank. A floating rate or variable rate security generally provides that a Fund can demand payment of the obligation on short notice (daily or weekly, depending on the terms of the obligation) at an amount equal to par (face value) plus accrued interest. In unusual circumstances, the amount received may be more or less than the amount the Fund paid for the securities.

Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have an interest rate which changes whenever there is a change in the designated base interest rate. Frequently such securities are secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying creditor or of the bank or insurer, as the case may be, must be equivalent to the standards set forth with respect to taxable investments below.

The maturity of variable or floating rate obligations (including participation interests therein) is deemed to be the longer of (1) the notice period required before a Fund is entitled to receive payment of the obligation upon demand, or
(2) the period remaining until the obligation's next interest rate adjustment. If the Fund does not redeem the obligation through the demand feature, the obligation will mature on a specific date, which may range up to thirty years from the date of its issuance.

Tender Option Bonds. Tender option bonds are securities that are similar to variable rate demand obligations. Tender options bonds are tax-exempt obligations in the form of custodial receipts that are issued by a trust based on underlying collateral of a longer-term tax-exempt bond or bonds of a single issuer, less certain fees paid to the sponsor, usually a bank, broker-dealer or other financial institution. Tender option bonds are variable rate securities whose rates are reset periodically, linked to prevailing short-term interest rates. Tender option bonds incorporate a feature that permits the holder to tender them at par plus accrued interest at each rate-reset period, thereby effectively creating a demand obligation. Based on the tender option, the Funds will treat tender option bonds as having a maturity shorter than the stated final maturity of the underlying bonds.

Risks associated with tender option bonds include the risk that the holder of such instruments may not be considered the owner for federal income tax purposes and thus will not be permitted to treat any income derived from the tender option bond as exempt from federal income taxes. Certain defaults or credit rating downgrades might impair the ability of the holder to tender these securities back to the trust or liquidity provider, with the result that the tender option bonds could become illiquid.

A Fund will purchase tender option bonds only where the investment manager is satisfied that the credit risk of the underlying bonds is appropriate for that Fund and believes that the custody and tender option arrangements will not adversely affect the tax-exempt status of the securities. Based on the tender option bond arrangements, the investment manager expects to be able to value the securities at par, although the instrument will be monitored to assure that it is valued at fair value.

Participation Interests. From time to time, a Fund may purchase from banks, participation interests in all or part of specific holdings of municipal securities. A participation interest gives the Fund an undivided interest in the municipal security in the proportion that the Fund's participation interest bears to the total principal amount of the municipal security and provides the demand repurchase feature described above. Participation interests are frequently backed by an irrevocable letter of credit or guarantee of a bank that the Fund has determined meets its prescribed quality standards. A Fund has the right to sell the instrument back to the bank and draw on the letter of credit on demand for all or any part of the Fund's participation interest in the municipal security, plus accrued interest. Each Fund intends to exercise the demand under the letter of credit only (1) upon a default under the terms of the documents of the municipal security, (2) as needed to provide liquidity in order to meet redemptions, or (3) to maintain a high quality investment portfolio. Banks will retain a service and letter of credit fee and a fee for issuing repurchase commitments in an amount equal to the excess of the interest paid on the municipal securities over the negotiated yield at which the instruments are purchased by a Fund. Participation interests will be purchased only if, in the opinion of counsel, interest income on such interests will be tax-exempt when distributed as dividends to shareholders of the Fund. The Funds currently do not purchase participation interests and have no current intention of doing so.

When-Issued Securities. Each Fund may purchase municipal securities on a "when-issued" basis, which means that delivery of and payment for securities normally take place in less than 45 days after the date of the buyer's purchase commitment. The payment obligation and the interest rate on when-issued securities are each fixed at the time the purchase commitment is made, although no interest accrues to a purchaser prior to the settlement of the purchase of the securities. As a result, the yields obtained and the market value of such securities may be higher or lower on the date the securities are actually delivered to the buyer. A Fund may purchase a municipal security on a when-issued basis with or without the intention of actually acquiring the securities and may sell these securities before the purchase settlement date if it is deemed advisable.

When investing in when-issued securities, cash or high-grade liquid debt securities equal to the amount of outstanding purchase commitments will be segregated at the Funds' custodian in connection with any purchase of when-issued securities, and is marked to market daily, with additional cash or liquid high-grade debt securities added when necessary. A Fund meets its respective obligation to purchase when-issued securities from outstanding cash balances, sale of securities (those segregated or otherwise) or, although it would not normally expect to do so, from the sale of the when-issued securities themselves (which may have a market value greater or lesser than the Fund's payment obligations).

Municipal securities purchased on a when-issued basis and the other securities held in each Fund are subject to changes in market value based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates (which will generally result in similar changes in value, i.e., both experiencing appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent a Fund remains substantially fully invested at the same time that it has purchased securities on a when-issued basis, there will be a greater possibility that the market value of the Fund's assets will vary. Purchasing a municipal security on a when-issued basis can involve a risk that the yields available in the market when the delivery takes place may be higher than those obtained on the security purchased on a when-issued basis.

Municipal securities of the territories and possessions of the United States. Each Fund may invest in municipal securities of territories and possessions of the United States, such as Puerto Rico, Guam and the Virgin Islands. Adverse market, political, economic or other conditions or developments within these territories or possessions may negatively affect the value of a Fund's holdings in such obligations. The respective factors affecting the territories or possessions listed above may include, but are not limited to, the following:

   . Puerto Rico. Puerto Rico's economy is based on manufacturing, services and tourism and generally parallels the US economy. Historically, Puerto Rico's economy has benefited from tax incentives contained in the Internal Revenue Code that allowed tax credits to US corporations operating in Puerto Rico. However, these incentives were phased out in 2006. This may decrease Puerto Rico's competitive advantage for attracting new businesses in the future. Economic difficulties in the United States and natural disasters in Puerto Rico could have a negative effect on the overall economy of Puerto Rico.

   . Guam. Guam's economy is dependent on revenues from tourism, the US military and service industries. Its employment is concentrated in federal and local government jobs. A decrease in US operations and natural disasters in Guam may have a negative impact on Guam's economy.

   . Virgin Islands. The Virgin Islands' economy is heavily dependent on tourism for both revenue and employment. Economic difficulties in the United States and natural disasters in the Virgin Islands could have a negative impact on the tourism industry and, in turn, the overall economy of the Virgin Islands.

Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933 ("1933 Act")) and other securities that are not readily marketable. Each Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A of the 1933 Act, and the Series' Board of Directors may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should the Board of Directors make this determination, it will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in a Fund, if and to the extent that qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

Taxable Investments. Under normal market conditions, each Fund will attempt to invest 100% and as a matter of fundamental policy will invest at least 80% of the value of its net assets in securities the interest on which is exempt from regular federal income tax and (except for the National Fund) regular, personal income tax of its designated state. Such interest, however, may be subject to the federal alternative minimum tax and any applicable state alternative minimum tax.

Under normal market conditions, temporary investments in taxable securities will be limited as a matter of fundamental policy to 20% of the value of a Fund's net assets.

Except as otherwise specifically noted above, the Funds' investment strategies are not fundamental and a Fund, with the approval of the Board of Directors, may change such strategies without the vote of shareholders.

Fundamental Restrictions

Each Fund is subject to fundamental policies that place restrictions on certain types of investments. These policies cannot be changed except by vote of a majority of the outstanding voting securities of a Fund. Under these policies, a Fund may not:

   . Borrow money, except from banks for temporary purposes (such as meeting redemption requests or for extraordinary or emergency purposes) in an amount not to exceed 10% of the value of its total assets at the time the borrowing is made (not including the amount borrowed). A Fund will not purchase additional portfolio securities if such Fund has outstanding borrowings in excess of 5% of the value of its total assets;

   . Mortgage or pledge any of its assets, except to secure permitted borrowings noted above;

   . Invest more than 25% of total assets at market value in any one industry; except that municipal securities and securities of the US Government, its agencies and instrumentalities are not considered an industry for purposes of this limitation;

   . As to 50% of the value of its total assets, purchase securities of any issuer if immediately thereafter more than 5% of total assets at market value would be invested in the securities of any issuer (except that this limitation does not apply to obligations issued or guaranteed by the US Government or its agencies or instrumentalities);

   . Invest in securities issued by other investment companies, except in connection with a merger, consolidation, acquisition or reorganization or for the purpose of hedging the Fund's obligations under its deferred compensation plan for directors;

   . Purchase or hold any real estate, including limited partnership interests on real property, except that the Fund may invest in securities secured by real estate or interests therein or issued by persons (other than real estate investment trusts) which deal in real estate or interests therein;

   . Purchase or hold the securities of any issuer, if to its knowledge, directors or officers of the Fund individually owning beneficially more than 0.5% of the securities of that issuer own in the aggregate more than 5% of such securities;

   . Write or purchase put, call, straddle or spread options; purchase securities on margin or sell "short"; or underwrite the securities of other issuers;

   .   Purchase or sell commodities or commodity contracts; or

   . Make loans except to the extent that the purchase of notes, bonds or other evidences of indebtedness or the entry into repurchase agreements or deposits with banks may be considered loans. No Fund has a present intention of entering into repurchase agreements.

A Fund also may not change its investment objective without shareholder approval.

Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of a Fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a shareholders' meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

The Funds will provide shareholders with at least 60 days prior notice of any change in a Fund's investment strategy of investing at least 80% of its net assets in municipal securities that pay interest that is exempt from regular federal income taxes and (except the National Fund) regular personal income taxes in its respective state. Such notice will be provided in plain English in a separate written document and will contain the following prominent statement, in bold-face type: "Important Notice Regarding Change in Investment Policy." This prominent statement will also appear on the envelope in which the notice is delivered or, if the notice is delivered separately from other communications to shareholders, such statement will appear either on the notice or on the envelope in which the notice is delivered. This policy is not fundamental.

Temporary Defensive Position

In an attempt to respond to adverse market, economic or political conditions, if, in the judgment of a Fund, municipal securities satisfying a Fund's investment objectives may not be purchased, a Fund may, for defensive purposes, temporarily invest in instruments the interest on which is exempt from regular federal income taxes, but not regular personal state income taxes. Such securities would include those described under "Municipal Securities" above that would otherwise meet a Fund's objectives.

Also, under the conditions discussed above, a Fund may invest on a temporary basis in fixed-income securities, the interest on which is subject to federal, state, or local income taxes, pending the investment or reinvestment in municipal securities of the proceeds of sales of shares or sales of portfolio securities, in order to avoid the necessity of liquidating portfolio investments to meet redemptions of shares by investors or where market conditions due to rising interest rates or other adverse factors warrant temporary investing for defensive purposes. Investments in taxable securities will be substantially in securities issued or guaranteed by the US Government (such as bills, notes and bonds), its agencies, instrumentalities or authorities; highly-rated corporate debt securities (rated "Aa3" or better by Moody's or "AA-" or better by S&P); prime commercial paper (rated "P-1" by Moody's or "A-1+/A-1" by

S&P); and certificates of deposit of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments and the 50 largest foreign banks in terms of assets with branches or agencies in the United States. Investments in certificates of deposit of foreign banks and foreign branches of US banks may involve certain risks, including different regulation, use of different accounting procedures, political or other economic developments, exchange controls, or possible seizure or nationalization of foreign deposits.

Portfolio Turnover

Portfolio transactions will be undertaken principally to accomplish a Fund's objective in relation to anticipated movements in the general level of interest rates but a Fund may also engage in short-term trading consistent with its objective. Securities may be sold in anticipation of a market decline (a rise in interest rates) or purchased in anticipation of a market rise (a decline in interest rates) and later sold. In addition, a security may be sold and another purchased at approximately the same time to take advantage of what the investment manager believes to be a temporary disparity in the normal yield relationship between the two securities. A Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned during the year. Securities whose maturity or expiration date at the time of acquisition were one year or less are excluded from the calculation.

The portfolio turnover rates for each Fund for the fiscal years ended
September 30, 2008 and 2007 were: National - 15.97% and 28.55%; Colorado - 18.08% and 10.86%; Georgia - -0-% and 6.42%; Louisiana - 25.43% and 11.58%;
Maryland - -0-% and 4.57%; Massachusetts - 3.78% and 6.81%; Michigan - -0-% and 11.33%; Minnesota - 15.50% and 4.48%; Missouri - 2.09% and 20.86%; New York -
0.38% and 16.19%; Ohio - 24.32% and 8.54%; Oregon - -0-% and 3.27%; and South
Carolina - -0-% and 8.67%. The fluctuation in portfolio turnover rates of certain Funds during the fiscal years ended September 30, 2008 and 2007 resulted from conditions in the specific state and/or the bond market in general. A Fund's portfolio turnover rate will not be a limiting factor when a Fund deems it desirable to sell or purchase securities.

Disclosure of Portfolio Holdings

The Funds' full portfolio holdings, as well as portfolio weightings, are published quarterly, generally no sooner than 15 calendar days after the end of each calendar quarter on the website of the Funds' distributor, RiverSource Fund Distributors, Inc., formerly Seligman Advisors, Inc. (the "distributor") (www.seligman.com). In addition, the Funds' top 10 holdings and the aggregate weighting of the top 10 holdings are published monthly, generally no sooner than 5 days after the end of each month. Employees may freely distribute the Funds' portfolio holdings information described above to third parties the day after such information appears on the distributor's website. The foregoing monthly and quarterly information will remain available on the distributor's website for at least 5 months from the end of the period shown.

In accordance with the policies and procedures approved by the Series' Board of Directors, the Funds' portfolio holdings may be disclosed to certain parties prior to their public release if the disclosure is intended for research or other legitimate business purposes and the recipient is subject to a duty of confidentiality. Disclosures of portfolio holdings for such purposes (which may be on-going) are considered on a case-by-case basis, and the Funds' procedures require the prior written approval of the Chief Investment Officer of RiverSource Investments (or its designee) and the Funds' Chief Compliance Officer ("CCO") with respect to disclosures intended for research purposes, and the President of RiverSource Investments or the President of the distributor (or their respective designees) and the Funds' CCO with respect to disclosures intended for legitimate business purposes. In connection with the CCO's review and approval, the CCO considers whether such disclosure is in the best interests of the Funds. If prior approval is granted, the recipient must enter into a written agreement prior to the release of the Funds' portfolio holdings information that includes, among other things, a requirement that the holdings be kept confidential and places limits on the use of the information for trading purposes. The CCO, who reports directly to the Series' Board of Directors regarding compliance with the Funds' policies, and RiverSource Investments' Chief Compliance Officer monitor compliance with this policy.

In addition, the Funds' policies expressly permit RiverSource Investments' employees to release the Funds' holdings information without a confidentiality agreement as necessary to facilitate the execution of securities transactions or to respond to questions about RiverSource Investments' views on individual securities or whether the Funds own or do not own a particular security, provided that individual securities weightings will not be disclosed unless such weightings are otherwise provided in the quarterly disclosure noted above. Portfolio managers (or their designees) may also disclose certain information about individual securities or information about a particular investment style on an occasional basis to third parties for research purposes, provided that the information does not include the name of the Funds or the weightings of particular securities unless otherwise provided in the quarterly disclosure noted above. The Funds may also permit their auditors to have access to the Funds' portfolio holdings as necessary in connection with their auditing services.

Currently, RiverSource Investments has entered into ongoing arrangements to disclose the Funds' portfolio holdings prior to the public disclosure of such information with the following third party research provider: Standard & Poor's Securities Evaluations, Inc. The portfolio holdings are released to these research providers on an as-needed basis (including daily, if necessary). In addition, RiverSource Investments discloses the Funds' portfolio holdings to State Street Bank and Trust Company ("SSBT") in connection with back-office, custodial and/or administrative services provided by SSBT. RiverSource Investments discloses portfolio holdings to the third parties listed above on a daily basis. Accordingly, the time elapsed between the date of such information and the date of its disclosure is generally less than 24 hours.

All of the above mentioned disclosures have been approved and are made pursuant to the terms of confidentiality agreements or provisions that prohibit the disclosure and restrict the use of the holdings information. No compensation is received by any party in consideration of the disclosure of the Funds' portfolio holdings pursuant to these arrangements.

                           Management of the Series

Board Members and Officers

Shareholders elect a Board that oversees the Funds' operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, announced the closing of its Acquisition of Seligman, 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at a special meeting held on November 3, 2008) ten new directors (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John
F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors to 12 directors.

Information with respect to the members of the Board is shown below. Each member oversees 162 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman funds and 103 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                         Position with
                            Series
                         and Length of    Principal Occupation During Last Five      Other          Committee
Name, Address, Age       Time Served                     Years                   Directorships      Memberships
------------------     ------------------ -------------------------------------  ------------- ----------------------
Kathleen Blatz           Board member      Attorney; Chief Justice, Minnesota        None      Board Governance,
901 S. Marquette Ave.  since November 7,   Supreme Court, 1998-2006                            Compliance,
Minneapolis, MN 55402        2008                                                              Investment Review,
Age 54                                                                                         Joint Audit

Arne H. Carlson          Board member      Chair, RiverSource Funds, 1999-           None      Board Governance,
901 S. Marquette Ave.  since November 7,   2006; former Governor of                            Compliance,
Minneapolis, MN 55402        2008          Minnesota                                           Contracts, Executive,
Age 74                                                                                         Investment Review

                          Position with
                             Series
                          and Length of    Principal Occupation During Last         Other                   Committee
Name, Address, Age        Time Served                Five Years                 Directorships               Memberships
------------------      ------------------ --------------------------------  -------------             ----------------------
Pamela G. Carlton         Board member      President, Springboard-                None                Distribution,
901 S. Marquette Ave.   since November 7,   Partners in Cross Cultural                                 Investment Review,
Minneapolis, MN 55402         2008          Leadership (consulting                                     Joint Audit
Age 54                                      company)

Patricia M. Flynn         Board member      Trustee Professor of                   None                Board Governance,
901 S. Marquette Ave.   since November 7,   Economics and Management,                                  Contracts,
Minneapolis, MN 55402         2008          Bentley College; Former                                    Investment Review
Age 58                                      Dean, McCallum Graduate
                                            School of Business, Bentley
                                            College

Anne P. Jones             Board member      Attorney and Consultant                None                Board Governance,
901 S. Marquette Ave.   since November 7,                                                              Compliance,
Minneapolis, MN 55402         2008                                                                     Executive,
Age 73                                                                                                 Investment Review,
                                                                                                       Joint Audit

Jeffrey Laikind, CFA      Board member      Former Managing Director,              American            Distribution,
901 S. Marquette Ave.   since November 7,   Shikiar Asset Management               Progressive         Executive,
Minneapolis, MN 55402         2008                                                 Insurance           Investment Review,
Age 73                                                                                                 Joint Audit

Stephen R. Lewis, Jr.     Board member      President Emeritus and                 Valmont             Board Governance,
901 S. Marquette Ave.   since November 7,   Professor of Economics,                Industries, Inc.    Compliance,
Minneapolis, MN 55402         2008          Carleton College                       (manufactures       Contracts, Executive,
Age 69                                                                             irrigation          Investment Review
                                                                                   systems)

John F. Maher             Board member      Retired President and Chief            None                Distribution,
901 S. Marquette Ave.      since 2006       Executive Officer and former                               Investment Review,
Minneapolis, MN 55402                       Director, Great Western                                    Joint Audit
Age 64                                      Financial Corporation
                                            (financial services), 1986-
                                            1997

Catherine James Paglia    Board member      Director, Enterprise Asset             None                Board Governance,
901 S. Marquette Ave.   since November 7,   Management, Inc. (private                                  Compliance,
Minneapolis, MN 55402         2008          real estate and asset                                      Contracts, Executive,
Age 56                                      management company)                                        Investment Review

Leroy C. Richie           Board member      Counsel, Lewis & Munday,               Digital Ally,       Contracts,
901 S. Marquette Ave.      since 2000       P.C., (law firm) since 1987;           Inc., (digital      Distribution,
Minneapolis, MN 55402                       and Vice President and                 imaging);           Investment Review
Age 66                                      General Counsel, Automotive            Infinity, Inc. (oil
                                            Legal Affairs, Chrysler                and gas
                                            Corporation, 1990-1997.                exploration and
                                                                                   production); and
                                                                                   OGE Energy
                                                                                   Corp. (energy
                                                                                   and energy
                                                                                   services).

Alison Taunton-Rigby      Board member      Chief Executive Officer and            Idera               Contracts,
901 S. Marquette Ave.   since November 7,   Director, RiboNovix, Inc.              Pharmaceuticals,    Distribution,
Minneapolis, MN 55402         2008          since 2003 (biotechnology);            Inc.                Executive,
Age 64                                      former President, Forester             (biotechnology);    Investment Review
                                            Biotech                                Healthways, Inc.
                                                                                   (health
                                                                                   management
                                                                                   programs)

Board Member Affiliated With RiverSource Investments*

                               Position with
                                   Series
                               and Length of      Principal Occupation During Last Five      Other        Committee
Name, Address, Age              Time Served                      Years                   Directorships    Memberships
------------------          --------------------- -------------------------------------  ------------- ------------------
William F. Truscott           Board member and    President - U.S. Asset                     None      Investment Review
53600 Ameriprise Financial  Vice President since  Management and Chief Investment
Center                        November 7, 2008    Officer, Ameriprise Financial, Inc.
Minneapolis, MN 55474                             and President, Chairman of the
Age 48                                            Board and Chief Investment
                                                  Officer, RiverSource Investments,
                                                  LLC since 2005; Director,
                                                  President and Chief Executive
                                                  Officer, Ameriprise Certificate
                                                  Company and; Chairman of the
                                                  Board, Chief Executive Officer and
                                                  President, RiverSource
                                                  Distributors, Inc. since 2006;
                                                  Senior Vice President - Chief
                                                  Investment Officer, Ameriprise
                                                  Financial, Inc.; and Chairman of
                                                  the Board and Chief Investment
                                                  Officer, RiverSource Investments,
                                                  LLC, 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                                    Position held
                                 with the Series and                         Principal occupation
Name, address, age                length of service                         during past five years
------------------               --------------------- ------------------------------------------------------------------
Patrick T. Bannigan                President since     Director and Senior Vice President - Asset Management, Products
172 Ameriprise Financial Center    November 7, 2008    and Marketing, RiverSource Investments, LLC and; Director and
Minneapolis, MN 55474                                  Vice President - Asset Management, Products and Marketing,
Age 43                                                 RiverSource Distributors, Inc. since 2006; Managing Director and
                                                       Global Head of Product, Morgan Stanley Investment Management,
                                                       2004-2006; President, Touchstone Investments, 2002-2004

Michelle M. Keeley               Vice President since  Executive Vice President - Equity and Fixed Income, Ameriprise
172 Ameriprise Financial Center    November 7, 2008    Financial, Inc. and RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                                  President - Investments, Ameriprise Certificate Company since
Age 44                                                 2003; Senior Vice President - Fixed Income, Ameriprise Financial,
                                                       Inc., 2002-2006 and RiverSource Investments, LLC, 2004-2006

                                     Position held
                                  with the Series and                          Principal occupation
Name, address, age                 length of service                           during past five years
------------------                --------------------- ---------------------------------------------------------------------
Amy K. Johnson                    Vice President since  Vice President - Asset Management and Trust Company Services,
5228 Ameriprise Financial Center    November 7, 2008    RiverSource Investments, LLC since 2006; Vice President -
Minneapolis, MN 55474                                   Operations and Compliance, RiverSource Investments, LLC, 2004-
Age 43                                                  2006; Director of Product Development - Mutual Funds, Ameriprise
                                                        Financial, Inc., 2001-2004

Scott R. Plummer                    Vice President,     Vice President and Chief Counsel - Asset Management, Ameriprise
5228 Ameriprise Financial Center  General Counsel and   Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474               Secretary since     Inc. and Chief Legal Officer and Assistant Secretary, RiverSource
Age 49                              November 7, 2008    Investments, LLC since 2006; Vice President, General Counsel and
                                                        Secretary, Ameriprise Certificate Company since 2005; Vice
                                                        President - Asset Management Compliance, Ameriprise Financial,
                                                        Inc., 2004-2005; Senior Vice President and Chief Compliance
                                                        Officer, USBancorp Asset Management, 2002-2004

Lawrence P. Vogel                 Treasurer since 2000  Treasurer, Seligman Data Corp. since 2000. Senior Vice President,
100 Park Avenue,                                        Investment Companies, J. & W. Seligman & Co. Incorporated from
New York, NY 10017                                      1992 to 2008.
Age 52

Eleanor T.M. Hoagland               Chief Compliance    Chief Compliance Officer of each of the investment companies of the
100 Park Avenue,                   Officer since 2004   Seligman Group of Funds since 2004; Money Laundering Prevention
New York, NY 10017                     and Money        Officer and Identity Theft Prevention Officer of each of the
Age 57                                 Laundering       investment companies of the Seligman Group of Funds since
                                   Prevention Officer   November 2008; and Managing Director, J. & W. Seligman & Co.
                                   and Identity Theft   Incorporated and Vice-President of each of the investment companies
                                   Prevention Officer   of the Seligman Group of Funds from 2004 to 2008.
                                      since 2008.

The Board initially approves an investment management services agreement and other contracts with the investment manager and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

As of November 7, 2008, the Board has organized the following committees to facilitate its work (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Funds and their shareholders on external matters.

Compliance Committee. This committee supports the Funds' maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Funds' Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Funds' CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Funds. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Funds, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Funds' assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Funds and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Funds' compliance with legal and regulatory requirements relating to the Funds' accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Funds' independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

Beneficial Ownership of Shares

As of December 31, 2008, the Directors beneficially owned shares in the Funds and the RiverSource complex of funds (which includes the Seligman funds) as follows:

                                                        Aggregate Dollar
                                                             Range
                                Dollar Range of Shares of Shares Owned by
                                Owned By Directors(1)   Director in the
                                ---------------------     RiverSource
                                 Michigan    National       Complex
        Name                       Fund        Fund       of Funds(*)
        ----                    ----------  ---------- ------------------
                           INDEPENDENT BOARD MEMBERS
        Kathleen Blatz.........    None        None      Over $100,000
        Arne H. Carlson........    None        None      Over $100,000
        Pamela G. Carlton......    None        None     $50,001-$100,000
        Patricia M. Flynn......    None        None      Over $100,000*
        Anne P. Jones..........    None        None      Over $100,000
        Jeffrey Laikind........    None        None      Over $100,000
        Stephen R. Lewis, Jr...    None        None      Over $100,000*
        John F. Maher..........    None     $1-$10,000   Over $100,000*
        Catherine James Paglia.    None        None      Over $100,000*
        Leroy C. Richie........ $1-$10,000     None      Over $100,000
        Alison Taunton-Rigby...    None        None      Over $100,000
                           AFFILIATED BOARD MEMBERS
        William F. Truscott....    None        None      Over $100,000

--------
(1)As of December 31, 2008, none of the Directors beneficially owned shares of the following Funds: Colorado Fund, Georgia Fund, Louisiana Fund, Maryland Fund, Massachusetts Fund, Minnesota Fund, Missouri Fund, New York Fund, Ohio Fund, Oregon Fund and South Carolina Fund.

*  Total includes deferred compensation invested in share equivalents.

Compensation

None of the New Board Members received any compensation from the Series or any of the other Seligman funds for the fiscal year ended September 30, 2008. The New Board Members became Directors of the Series and the other Seligman funds effective November 7, 2008 at the completion of RiverSource Investments' Acquisition of Seligman. Only Messrs. Maher and Richie were Directors of the Series and the other Seligman funds during the fiscal year ended September 30, 2008. Messrs. Richie and Maher became directors/trustees of the RiverSource funds on November 12, 2008 and December 10, 2008, respectively. Accordingly, they did not receive any compensation from the RiverSource complex of funds during the fiscal year ended September 30, 2008. The "total compensation" received by the New Board Members relates only to the RiverSource-branded funds.

                                                   Pension or      Total Compensation
                                  Aggregate    Retirement Benefits   from Series and
                                Compensation   Accrued as Part of   Fund Complex Paid
Name and Position with Series  from Series (1)    Fund Expenses    to Directors (1)(2)
-----------------------------  --------------- ------------------- -------------------
 Kathleen Blatz...............        N/A              N/A              $163,750
 Arne H. Carlson..............        N/A              N/A               163,750
 Pamela G. Carlton............        N/A              N/A               151,250
 Patricia M. Flynn(3).........        N/A              N/A               156,250
 Anne P. Jones................        N/A              N/A               161,250
 Jeffrey Laikind..............        N/A              N/A               151,250
 Stephen R. Lewis, Jr.(3).....        N/A              N/A               396,250
 John F. Maher(4).............     $7,372              N/A                91,500
 Catherine James Paglia(3)....        N/A              N/A               156,250
 Leroy C. Richie..............      8,291              N/A               103,500
 Alison Taunton Rigby.........        N/A              N/A               153,750

--------
(1)For the Funds' fiscal year ended September 30, 2008. Messrs. Maher and Richie did not receive any compensation with respect to the RiverSource-branded funds for the fiscal year ended September 30, 2008. The New Board Members did not receive any compensation from the Seligman-branded funds for the fiscal year ended September 30, 2008.

(2)At September 30, 2008, which precedes the date that RiverSource Investments acquired Seligman, Messrs. Maher and Richie had oversight responsibilities for the Seligman funds, which consisted of 59 investment companies, including the Series, and the New Board Members had oversight responsibilities of the RiverSource-branded funds, which consisted of 104 investment companies.

(3)Ms. Flynn, Mr. Lewis and Ms. Paglia elected to defer a portion of the total compensation payable during the period in the amount of $74,375, $73,875 and $156,250, respectively.

(4)Compensation is being deferred.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund's Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub-committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and, as available, the Seligman funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

Code of Ethics

The funds in the RiverSource complex of funds (which includes the Seligman funds), RiverSource Investments, the investment manager for the Seligman funds, and the distributor for the Seligman funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or
(iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the funds.

              Control Persons and Principal Holders of Securities

Control Persons

As of December 31, 2008, there was no person or persons who controlled any of the Funds, either through significant ownership of Fund shares or any other means of control.

Principal Holders

As of December 31, 2008, the following principal holders owned of record 5% or more of the then outstanding shares of capital stock of a Class of shares of the following Funds:

                                                                                                              Percentage of
                                                                                                                  Total
Name and Address                                                                                   Fund/Class  Shares Held
----------------                                                                                   ---------- -------------
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                        National/A     13.00%
Jacksonville, FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  National/A      5.48%
NY 10001

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  National/C     14.77%
NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                        National/C     16.17%
Jacksonville, FL 32246

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311    National/C      7.99%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                        Colorado/A      5.85%
Jacksonville, FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Colorado/A      5.47%
NY 10001

Pershing LLC, PO Box 2052, Jersey City, NJ 07303-2052                                              Colorado/C     41.59%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Colorado/C     21.00%
NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,          Colorado/C  11.67%
FL 32246

Raymond James & Associates Inc., FBO Customer Accounts, PO Box 2247, Elizabeth, CO 80107           Colorado/C   8.31%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,           Georgia/A  14.95%
FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Georgia /A   6.03%
NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,           Georgia/C  47.28%
FL 32246

NFS LLC FEBO M. Hunt, 102 Mitchell Ct, Warner Robins, GA 31093                                      Georgia/C  14.01%

The Swann Family Trust, 2734 Peachtree Road, Atlanta, GA 30305                                      Georgia/C   8.90%

Pershing LLC, PO Box 2052, Jersey City, NJ 07303-2052                                               Georgia/C   6.37%

NFS LLC FEBO N. Ivey, 204 Deerwood Cir., Warner Robins, GA 31088                                    Georgia/C   5.31%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,          Louisiana/A 18.52%
FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Louisiana/A 15.02%
NY 10001

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311    Louisiana/A 12.12%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Louisiana/C 20.23%
NY 10001

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311    Louisiana/C 20.06%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,          Louisiana/C 17.20%
FL 32246

First Clearing LLC, FBO Accounts, 1070 Rob Mac Road, Ville Platte, LA 70586                        Louisiana/C 13.32%

First Clearing LLC, FBO Accounts, 3405 Holly Hill Rd., Lake Charles, LA 70605                      Louisiana/C  9.03%

AG Edwards & Sons Inc., FBO Accounts, 1 North Jefferson, St. Louis, MO 63103                       Louisiana/C  6.58%

First Clearing LLC, FBO Accounts, 2500 18/th/ St., Lake Charles, LA 70601                          Louisiana/C  5.18%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,          Maryland/A   9.76%
FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Maryland/A  14.91%
NY 10001

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311    Maryland/A   5.86%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                          Maryland/C    24.41%
Jacksonville, FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,    Maryland/C    13.74%
NY 10001

C. Kucera, 60 Linda Ln, Millersville, MS 21108                                                       Maryland/C     7.54%

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311    Massachusetts/A  8.03%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Massachusetts/A  5.37%
NY 10001

NFS LLC FEBO Accounts, 25 Crowningshield Rd., Brookline, MA 02446                                  Massachusetts/C 14.58%

Janney Montgomery Scott LLC, FBO Accounts, 1801 Market Street, Philadelphia, PA 19103              Massachusetts/C  6.31%

Pershing LLC, PO Box 22052, Jersey City, NJ 07303                                                  Massachusetts/C  5.79%

First Clearing LLC, FBO Accounts, 11 Falcon St., Needham, MA 02492                                 Massachusetts/C  5.76%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,    Michigan/A     9.19%
NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                          Michigan/C    51.40%
Jacksonville, FL 32246

The Hendricksons JT TEN, 1985 Glenvale Drive, SW, Wyoming, MI 49519                                  Michigan/C     8.83%

NFS LLC FEBO Burrell Trust, 934 Grenoble Drive, Lansing, MI 48917                                    Michigan/C     5.57%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                          Minnesota/C   20.05%
Jacksonville, FL 32246

UBS Financial Services, Inc., FBO Accounts, 629 2/nd/ Street, Cold Spring, MN 56320                  Minnesota/C   12.50%

RBC Capital Markets Corp, FBO Accounts, 3402 22/nd/ Street, St. Cloud, MN 56301                      Minnesota/C    6.54%

UBS Financial Services, Inc., FBO Accounts, 1033 Gershwin Avenue North, Oakdale, MN                  Minnesota/C    5.95%
55128

Primevest Financial Services FBO Accounts, 400 First Street, St. Cloud, MN 56302                     Minnesota/C    5.68%

American Enterprise Investment Services, FBO Accounts, PO Box 9446, Minneapolis, MN                  Minnesota/C    5.63%
55474

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,          Missouri/A  8.32%
FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Missouri/A  5.48%
NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,          Missouri/C 25.34%
FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  Missouri/C 52.52%
NY 10001

NFS LLC FEBO Accounts, 1031 Satinwood Ct., Jefferson City, MO 65109                                Missouri/C  9.26%

Fahnestock & Co Inc, FBO Accounts, 475 Bardot Drive, Florissant, MO 63031                          Missouri/C  6.07%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,  New York/C 12.02%
NY 10001

RBC Dain Rauscher FBO Accounts, 201 East 66/th/ Street, New York, NY 10021                         New York/C  9.21%

Raymond James & Assoc Inc., FBO Accounts, 25 Eastland Dr., Glen Cove, NY 11542                     New York/C  5.75%

Raymond James & Assoc Inc., FBO Accounts, 25 Eastland Dr., Glen Cove, NY 11542                     New York/C  5.22%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,            Ohio/A    8.17%
FL 32246

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311      Ohio/C   26.19%

Linnevers Trust, 32744 Fallhaven Cir., North Ridgeville, OH 44039                                    Ohio/C   13.93%

NFS LLC FEBO Accounts, 7320 Frederick Pike, Dayton, OH 45414                                         Ohio/C    9.15%

AG Edwards & Sons Inc, FBO Accounts, One North Jefferson, St. Louis, MO 63103                        Ohio/C    6.73%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville,            Ohio/C    6.48%
FL 32246

Robert W. Baird & Co. Inc., 777 East Wisconsin Avenue, Milwaukee, WI 53202                           Ohio/C    5.26%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York,   Oregon/A   7.74%
NY 10001

Davis Trust, 2627 NW Hwy 47, Forest Grove, OR 97116                                                 Oregon/A   6.82%

LPL Financial Services, FBO Accounts, 9785 Towne Centre Drive, San Diego, CA 92121                  Oregon/C  23.12%

The Ochs Trust, 441 9/th/ Street, Lake Oswego, OR 97034                                             Oregon/C  20.02%

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ        Oregon/C      8.11%
07311

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                      Oregon/C      6.36%
Jacksonville, FL 32246

NFS LLC FEBO Accounts, PO Box 228, Azalea, OR, 97410                                             Oregon/C      6.64%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New  South Carolina/A 10.10%
York, NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                  South Carolina/A  7.93%
Jacksonville, FL 32246

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New  South Carolina/C 24.64%
York, NY 10001

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East,                  South Carolina/C 13.29%
Jacksonville, FL 32246

Cannon Trust, 129 White's Mill Way, Spartanburg, SC 29307                                    South Carolina/C  9.62%

Morgan Stanley & Co., Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ    South Carolina/C  5.81%
07311

The Arnolds JT TEN, 117 Eagle Pass Dr., Taylors, SC 29687                                    South Carolina/C  6.62%

Management Ownership

As of December 31, 2008, Directors and officers of the Funds did not own any Class A or Class C shares of the then outstanding shares of capital stock of the Funds, with the exception of the Michigan Fund, National Fund and New York Fund, of which Directors and officers as a group owned less than 1% with respect to these Funds.

                    Investment Advisory and Other Services

Investment Manager

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between the Series and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager of the Funds effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Funds will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008. Each Fund pays RiverSource Investments a management fee for its services, calculated daily and payable monthly. The management fee is equal to 0.50% per annum, respectively, of each Fund's average daily net assets. The following chart indicates the management fees paid by each Fund for the fiscal years ended September 30, 2008, 2007 and 2006:

                                       Fiscal  Management
                                        Year      Fee
                       Fund            Ended    Paid ($)
                       ----            ------- ----------
                       National....... 9/30/08  $304,747
                                       9/30/07   327,359
                                       9/30/06   353,179
                       Colorado....... 9/30/08  $157,069
                                       9/30/07   160,106
                                       9/30/06   170,798
                       Georgia........ 9/30/08  $130,084
                                       9/30/07   140,819
                                       9/30/06   153,315
                       Louisiana...... 9/30/08  $130,634
                                       9/30/07   147,468
                                       9/30/06   168,757
                       Maryland....... 9/30/08  $168,641
                                       9/30/07   177,465
                                       9/30/06   191,651
                       Massachusetts.. 9/30/08  $303,090
                                       9/30/07   315,843
                                       9/30/06   343,191
                       Michigan....... 9/30/08  $380,250
                                       9/30/07   439,037
                                       9/30/06   488,324
                       Minnesota...... 9/30/08  $351,237
                                       9/30/07   375,995
                                       9/30/06   408,960
                       Missouri....... 9/30/08  $131,308
                                       9/30/07   140,556
                                       9/30/06   151,253
                       New York....... 9/30/08  $332,574
                                       9/30/07   342,695
                                       9/30/06   364,734
                       Ohio........... 9/30/08  $456,120
                                       9/30/07   491,337
                                       9/30/06   525,248
                       Oregon......... 9/30/08  $236,911
                                       9/30/07   248,955
                                       9/30/06   269,440
                       South Carolina. 9/30/08  $330,349
                                       9/30/07   363,984
                                       9/30/06   396,449

The Funds pay all their expenses other than those assumed by the RiverSource Investments, including fees payable to RiverSource Investments for its services under the terms of the Management Agreement, taxes, brokerage commissions and charges in connection with the purchase and sale of assets, premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940, fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Series (or a Fund thereof, as the case may be), its Board members and officers, (ii) it employs in conjunction with a claim asserted by the Board against RiverSource

Investments, except that RiverSource Investments shall reimburse the Funds for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or RiverSource Investments agrees, that it is liable in whole or in part to the Funds, (iii) it employs to assert a claim against a third party, and (iv) it or RiverSource Investments employs, with the approval of the Board, to assist in the evaluation of certain investments or other matters related to the management of the Funds, fees paid for the qualification and registration for public sale of the securities of the Funds under the laws of the United States and of the several states in which such securities shall be offered for sale, fees of consultants employed by the Series, Board member, officer and employee expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for Board members, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the Board members, officers and employees, except the Funds will not pay any fees or expenses of any person who is an officer or employee of RiverSource Investments or its affiliates, filing fees and charges incurred by the Series in connection with filing any amendment to its organizational documents, or incurred in filing any other document with the state where the Series is organized or its political subdivisions, organizational expenses of the Funds, expenses incurred in connection with lending portfolio securities of the Funds, expenses properly payable by the Funds and approved by the Board, and other expenses payable by the Funds pursuant to separate agreement of the Series and any of its service providers.

The Management Agreement provides that it is effective on November 7, 2008 and shall continue in full force and effect until November 7, 2010, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of the Funds and by a vote of a majority of Directors who are not parties to the Management Agreement or interested persons of any such party). The Management Agreement may be terminated by either the Series or RiverSource Investments at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of a Fund. The Management Agreement will terminate automatically in the event of its assignment, as such term is defined in the 1940 Act.

Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under the Management Agreement, neither RiverSource Investments, nor any of its respective directors, officers, partners, principals, employees, or agents will be liable for any acts or omissions or for any loss suffered by the Series or its shareholders or creditors. Each of RiverSource Investments, and its respective directors, officers, partners, principals, employees and agents, will be entitled to rely, and will be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Series or its agents which is believed in good faith to be accurate and reliable. RiverSource Investments does not warrant any rate of return, market value or performance of any assets in the Series. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, the Series does not waive any right which it may have under such laws or regulations.

Principal Underwriter

RiverSource Fund Distributors, Inc., formerly Seligman Advisors, Inc. (an affiliate of RiverSource Investments), located at 100 Park Avenue, New York, New York 10017, acts as general distributor of the shares of each Fund, the other Seligman mutual funds, as well as the funds in the RiverSource complex of funds. The distributor is an "affiliated person" (as defined in the 1940 Act) of RiverSource Investments, which is itself an affiliated person of the Funds. Those individuals identified above under "Management Information" as directors or officers of both the Funds and the distributor are affiliated persons of both entities.

Services Provided by the Investment Manager

Under the Management Agreement, dated November 7, 2008, subject to the control of the Board of Directors, RiverSource Investments manages the investment of the assets of each Fund, including making purchases and sales of portfolio securities consistent with each Fund's investment objectives and policies.

Adminstrative Services

Under an Administrative Services Agreement, effective November 7, 2008, Ameriprise Financial administers certain aspects of the Funds' business and other affairs at no cost. Ameriprise Financial provides the Funds with such office space, and certain administrative, accounting and other services and executive and other personnel as are necessary for Fund operations. Ameriprise Financial pays all of the compensation of Board members of the Funds who are employees or consultants of RiverSource Investments and of the officers and employees of the Funds. Ameriprise Financial reserves the right to seek Board approval to increase the fees payable by the Funds under the Administrative Services Agreement. However, Ameriprise Financial anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund will inform shareholders prior to the effectiveness of such increase. Ameriprise Financial also provides senior management for Seligman Data Corp. ("SDC").

Other Investment Advice

No person or persons, other than directors, officers, or employees of RiverSource Investments, regularly advise the Funds or RiverSource Investments with respect to the Funds' investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares of each Fund, as set forth below:

Class A shares:

                                                            Regular Dealer
                            Sales Charge     Sales Charge    Reallowance
                              as a % of      as a % of Net    as a % of
     Amount of Purchase   Offering Price(1) Amount Invested Offering Price
     ------------------   ----------------- --------------- --------------
     Less than $100,000..       4.50%            4.71%           4.00%
     $100,000 - $249,999.       3.50             3.63            3.00
     $250,000 - $499,999.       2.50             2.56            2.25
     $500,000 - $999,999.       2.00             2.04            1.75
     $1,000,000 and over.          0                0               0

(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.

RiverSource Services, Inc., formerly Seligman Services, Inc. ("RiverSource Services"), an affiliate of RiverSource Investments, is a limited purpose broker/dealer. Prior to January 1, 2006, Seligman Services received commissions from certain sales of Fund shares. For the fiscal year ended September 30, 2006 (only through December 31, 2005), Seligman Services received commissions in the following amounts:

                                       Commissions Paid
                                              to
                       Fund            Seligman Services
                       ----            -----------------
                       National.......      $   66
                       Colorado.......         210
                       Georgia........         -0-
                       Louisiana......           9
                       Maryland.......         196
                       Massachusetts..           4
                       Michigan.......          34
                       Minnesota......          13
                       Missouri.......          43
                       New York.......       5,719
                       Ohio...........         898
                       Oregon.........         -0-
                       South Carolina.         153

Rule 12b-1 Plan

The Series has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under the 12b-1 Plan, each Fund may pay to the distributor an administration, shareholder services and distribution fee in respect of the Fund's Class A and Class C shares. Payments under the 12b-1 Plan may include, but are not limited to: (1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Funds; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Fund shareholders; and (3) otherwise promoting the sale of shares of the Funds, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and defraying the distributor's costs incurred in connection with its marketing efforts with respect to shares of the Funds. RiverSource Investments may also make similar payments to the distributor from its own resources, which may include the management fee that RiverSource Investments receives from each Fund. Payments made by each Fund under its Rule 12b-1 Plan are intended to be used to encourage sales of shares of such Fund, as well as to discourage redemptions.

Fees paid by each Fund under its 12b-1 Plan with respect to any class of shares may not be used to pay expenses incurred solely in respect of any other class or any other Seligman fund. Expenses attributable to more than one class of a Fund are allocated between the classes in accordance with a methodology approved by the Series' Board of Directors. Each Fund may participate in joint distribution activities with other Seligman funds, and the expenses of such activities will be allocated among the applicable funds based on relative sales, in accordance with a methodology approved by the Board of Directors of the Series.

Class A

Under the 12b-1 Plan, each Fund, with respect to Class A shares, is authorized to pay monthly to the distributor a service fee at an annual rate of up to 0.25% of the average daily net asset value of the Class A shares. This fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations currently receive from the distributor a continuing service fee of up to 0.10% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Directors and may not be increased from 0.10% without approval of the Directors. The Funds are not obligated to pay the distributor for any such costs it incurs in excess of the fee described above. No expenses incurred in one fiscal year by the distributor with respect to Class A shares of a Fund may be paid from Class A 12b-1 fees received from that Fund in any other fiscal year. If the 12b-1 Plan is terminated in respect of Class A shares of any Fund, no amounts (other than amounts accrued but not yet paid) would be owed by that Fund to the distributor with respect to Class A shares. The total amount paid by each Fund to the distributor in respect of Class A shares for the fiscal year ended September 30, 2008, equivalent to 0.10% per annum of the Class A shares' average daily net assets, was as follows:

                                             Total
                           Fund            Fees Paid
                           ----            ---------
                           National.......  $58,758
                           Colorado.......   31,095
                           Georgia........   24,881
                           Louisiana......   25,092
                           Maryland.......   31,998
                           Massachusetts..   58,382
                           Michigan.......   74,040
                           Minnesota......   69,767
                           Missouri.......   25,927
                           New York.......   57,994
                           Ohio...........   90,035
                           Oregon.........   45,073
                           South Carolina.   60,371

Class C

Under the 12b-1 Plan, each Fund, with respect to Class C shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class C shares. This fee is used by the distributor as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any contingent deferred sales charge ("CDSC") proceeds, to (1) reimburse the distributor for its (A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or, (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse the distributor for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C shares sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations as service fees at either the time of sale or the ongoing services fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the entire 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Funds. The total amount paid by each Fund to the distributor in respect of Class C shares for the fiscal year ended September 30, 2008, equivalent to 1% per annum of the average daily net assets of Class C and Class D shares, which was converted to Class C shares on May 16, 2008, was as follows:

                                             Total
                           Fund            Fees Paid
                           ----            ---------
                           National.......  $26,272
                           Colorado.......    4,194
                           Georgia........   12,126
                           Louisiana......   10,379
                           Maryland.......   14,729
                           Massachusetts..   27,034
                           Michigan.......   23,468
                           Minnesota......    5,100
                           Missouri.......    3,785
                           New York.......   64,006
                           Ohio...........   13,674
                           Oregon.........   23,842
                           South Carolina.   51,995

The amounts expended by the distributor in any one year with respect to Class C shares of the Funds may exceed the 12b-1 fees paid by the Funds in that year. The 12b-1 Plan permits expenses incurred by the distributor in respect to Class C shares in one fiscal year to be paid from Class C 12b-1 fees in any other fiscal year; however, in any fiscal year the Funds are not obligated to pay any 12b-1 fees in excess of the fees described above.

As of September 30, 2008, the distributor incurred the following amounts of expenses in respect of each Fund's Class C shares and Class D shares that were not reimbursed from amounts received from each Fund's 12b-1 Plan:

                         Amount of Unreimbursed % of the Net Assets of
                         Expenses Incurred With  Class C and Class D
                         Respect to Class C and       shares at
         Fund                Class D Shares       September 30, 2008
         ----            ---------------------- ----------------------
         National.......        $360,842                16.52%
         Colorado.......          68,459                 6.87
         Georgia........         141,283                13.83
         Louisiana......          81,577                 8.12
         Maryland.......          82,511                 5.44
         Massachusetts..         206,456                 8.10
         Michigan.......         119,858                 6.24
         Minnesota......          78,789                14.41
         Missouri.......          57,368                14.00
         New York.......         198,705                 4.01
         Ohio...........          84,616                 5.73
         Oregon.........         125,504                 5.07
         South Carolina.         285,917                 6.06

If the 12b-1 Plan is terminated in respect to Class C shares of the Funds, no amounts (other than amounts accrued but not yet paid) would be owed by that Fund to the distributor with respect to Class C shares.

Payments made by the Funds under the 12b-1 Plan in respect of Class A shares and Class C shares for the fiscal year ended September 30, 2008, were spent on the following activities in the following amounts:

                                    Compensation  Compensation
                                         To            To
                 Fund/Class         Underwriters Broker/Dealers
                 ----------         ------------ --------------
                 National/A........    $  -0-       $58,758
                 National/C*.......     2,562        23,710
                 Colorado/A........    $  -0-       $31,095
                 Colorado/C*.......       870         3,324
                 Georgia/A.........    $  -0-       $24,881
                 Georgia/C*........       871        11,255
                 Louisiana/A.......    $  -0-       $25,092
                 Louisiana/C*......       600         9,779
                 Maryland/A........    $  -0-       $31,998
                 Maryland/C*.......       769        13,960
                 Massachusetts/A...    $  -0-       $58,382
                 Massachusetts/C*..     4,354        22,680
                 Michigan/A........    $  -0-       $74,040
                 Michigan/C*.......       646        22,822
                 Minnesota/A.......    $  -0-       $69,767
                 Minnesota/C*......       551         4,549
                 Missouri/A........    $  -0-       $25,927
                 Missouri/C*.......       661         3,124
                 New York/A........    $  -0-       $57,994
                 New York/C*.......     7,688        56,318
                 Ohio/A............    $  -0-       $90,035
                 Ohio/C*...........     3,310        10,364
                 Oregon/A..........    $  -0-       $45,073
                 Oregon/C*.........     1,746        22,096
                 South Carolina/A..    $  -0-       $60,371
                 South Carolina/C*.     4,198        47,797

--------
* Includes payments with respect to Class C shares and Class D shares, which converted to Class C shares on May 16, 2008.

The 12b-1 Plan was initially approved on July 16, 1992 by the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Funds and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreement related to the 12b-1 Plan ("Qualified Directors") and was approved by shareholders of the Funds on November 23, 1992. The 12b-1 Plan became effective on January 1, 1993. The 12b-1 Plan was approved in respect of Class C shares on May 20, 1999 by the Directors, including a majority of the Qualified Directors, and became effective in respect of the Class C shares on

June 1, 1999. The 12b-1 Plan will continue in effect until December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors and the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plan may not be amended to increase materially the amounts payable under the terms of the 12b-1 Plan without the approval of a majority of the outstanding voting securities of each Fund and no material amendment to the 12b-1 Plan may be made except with the approval of a majority of both the Directors and the Qualified Directors in accordance with the applicable provisions of the 1940 Act and the rules thereunder.

The 12b-1 Plan requires that the Treasurer of the Funds shall provide to the Directors, and the Directors shall review at least quarterly, a written report of the amounts expended (and purposes therefor) made under the 12b-1 Plan. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Funds be made by such disinterested Directors. The 12b-1 Plans are reviewed by the Directors annually.

RiverSource Services acts as a broker/dealer of record for shareholder accounts that do not have a designated financial advisor. As such, it receives compensation pursuant to each Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the fiscal year ended
September 30, 2008, Seligman Services (currently known as RiverSource Services) received service fees pursuant to each Fund's 12b-1 Plan as follows:

                                         Service Fees
                                            Paid to
                       Fund            Seligman Services
                       ----            -----------------
                       National.......      $ 5,613
                       Colorado.......        2,000
                       Georgia........        1,160
                       Louisiana......        1,590
                       Maryland.......        1,507
                       Massachusetts..        2,116
                       Michigan.......        2,468
                       Minnesota......        1,993
                       Missouri.......        1,068
                       New York.......       10,184
                       Ohio...........        4,685
                       Oregon.........          307
                       South Carolina.        1,937

Other Service Providers

The Seligman funds have entered into an agreement with Board Services Corporation ("Board Services") located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

SDC, which is owned by certain other Seligman investment companies, is the shareholder service agent and dividend-paying agent for the Funds. SDC charges the Funds at cost for its services. These costs may include amounts paid by SDC to financial intermediaries and other third parties who provide sub-transfer agency services. Certain officers and directors of the Series are also officers and directors of SDC. SDC's address is 100 Park Avenue, New York, New York 10017.

                              Portfolio Managers

For purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following table sets forth certain additional information from that discussed in the Prospectus with respect to the portfolio managers of the Funds. Unless noted otherwise, all information is provided as of September 30, 2008.

Other Accounts Managed by Portfolio Managers. The table below identifies, for each of the portfolio managers, the number of accounts managed (other than the Funds) and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. None of the accounts noted below have an advisory fee based on the performance of the account. For purposes of the table below, each series or portfolio of a registered investment company (other than the Series) is treated as a separate registered investment company.

Portfolio Manager    Registered Investment Companies  Other Pooled Investment Vehicles       Other Accounts
-----------------    -------------------------------  --------------------------------        --------------

Thomas G. Moles      7 Registered Investment           0 Pooled Investment Vehicles.    5 Other Accounts with
                     Companies, one of which                                            approximately $724,000 in
                     includes four portfolios, with                                     total assets under
                     approximately $357 million in                                      management.
                     net assets under management.

Eileen A. Comerford  7 Registered Investment           0 Pooled Investment Vehicles.    4 Other Accounts with
                     Companies with                                                     approximately $549,000 in
                     approximately $357 million in                                      total assets under
                     net assets under management.                                       management.

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between a portfolio manager's management of a Fund's investments and investments in other accounts.

Compensation:

For the year ended December 31, 2008, as compensation for his responsibilities, Mr. Moles received a base salary and discretionary bonus determined by Seligman, the predecessor investment manager. The discretionary bonus was based on numerous qualitative and quantitative factors relating to Mr. Moles' responsibilities as portfolio manager and Municipal Team Leader. The factors include, among other things, an evaluation of the performance of the funds managed by Mr. Moles. Throughout 2008, Seligman (the Funds' predecessor investment manager) periodically reviewed the pre-tax investment performance of the funds managed by Mr. Moles versus their respective index benchmarks (as provided in the Funds' prospectus) and Lipper averages for one-, three- and five-year periods. Seligman also considered Mr. Moles' leadership role with respect to his investment team, as well as the competitive environment for Mr. Moles' services.

For the year ended December 31, 2008, as compensation for her responsibilities, Ms. Comerford received a base salary and discretionary bonus determined by Seligman, the predecessor investment manager. The discretionary bonus was based on numerous qualitative and quantitative factors, including, among other things, an evaluation of Ms. Comerford's skills as a research analyst (i.e., quality of research), her particular contributions to her investment team, her ability to take initiative with respect to new roles/responsibilities, her leadership abilities and potential for growth as a portfolio manager, her ability to assimilate new concepts and ideas, her ability to work within a team structure, as well as the competitive environment for her services.

For 2009, as determined by RiverSource Investments, portfolio manager compensation is typically comprised of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, wrap accounts, institutional portfolios and hedge funds. Funding for the bonus pool for fixed income portfolio managers is determined by the aggregate market competitive bonus targets for the teams of which the portfolio manager is a member and by the short-term (typically one-year) and long-term (typically three-year) performance of those accounts in relation to applicable benchmarks or the relevant peer group universe.

Senior management of RiverSource Investments has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. In addition, where portfolio managers invest in a hedge fund managed by the investment manager, they receive a cash reimbursement for the investment management fees charged on their hedge fund investments.

RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Certain investment personnel are also eligible to defer a portion of their compensation. An individual making this type of election can allocate the deferral to the returns associated with one or more products they manage or support or to certain other products managed by their investment team. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

Conflicts of Interest:

RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Fund and may include a performance based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, competing investment decisions made for different accounts and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the Fund. The investment manager's Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the Fund and other client accounts.

Securities Ownership. As of September 30, 2008, Mr. Moles owned between $1 - $10,000 of the National Fund's shares. Other than as described previously, neither Mr. Moles nor Ms. Comerford owned shares of the Funds.

                  Portfolio Transactions and Other Practices

Portfolio Transactions

When two or more of the investment companies or other investment advisory clients of RiverSource Investments desire to buy or sell the same security at the same time and the order is placed with the same trading desk of RiverSource Investments, the securities purchased or sold are allocated by RiverSource Investments in a manner believed to be equitable to each. There may be possible advantages or disadvantages of such transactions with respect to price or the size of positions readily obtainable or saleable.

The Funds, RiverSource Investments and the distributor have a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that attempt to take advantage of planned portfolio transactions for the Funds.

Fixed-income securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. In over-the-counter markets, the Funds deal with responsible primary market makers unless a more favorable execution or price is believed to be obtainable. Each Fund may buy securities from or sell securities to dealers acting as principal in accordance with applicable law. Prices paid to dealers will generally include a "spread", i.e., the difference between the prices at which the dealer is willing to purchase or to sell the security at that time.

Commissions

The Funds will not incur commissions with the purchase and sale of its municipal securities. Because fixed-income securities generally trade on a net basis, they normally do not incur brokerage commissions.

For the fiscal years ended September 30, 2008, 2007 and 2006, the Funds did not execute any portfolio transactions with, and therefore did not pay any commissions to, any broker affiliated with either the Funds, Seligman (the Funds' investment manager prior to November 7, 2008), or Seligman Advisors (currently known as RiverSource Fund Distributors.

Brokerage Selection

RiverSource Investments selects broker-dealers with the goal of obtaining "best execution". RiverSource Investments will consider a full range and quality of a broker-dealer's services, such as price, market familiarity, reliability, integrity, commission rates, execution and settlement capabilities, ability to handle large orders, financial condition, technological infrastructure and operational capabilities, willingness to commit capital and the brokerage and research services provided or made available by the broker-dealer. These brokerage and research services, including supplemental investment research, analysis, and reports concerning issuers, industries, and securities, may be useful to RiverSource Investments in connection with its services to clients other than the Funds. The relative weighting given to any of the criteria mentioned above depends on a variety of factors including the nature of the transaction, the market on which a particular trade is being executed and the number of broker-dealers making a market in the security to be traded.

Although sales of investment company shares will not be considered in selecting broker-dealers to effect securities transactions, RiverSource Investments offers its services through the broker-dealer selling networks and expects that nearly all broker-dealers that effect securities transactions for the funds will have a relationship with RiverSource Investments or its affiliates to distribute shares of the investment companies or other investment products offered by RiverSource Investments. With respect to the Funds, RiverSource Investments ranks broker-dealers through an internal voting process which considers the services provided by broker-dealers excluding investment company or product sales by that broker-dealer.

In connection with any agency trades with respect to the Funds, RiverSource Investments determines the reasonableness of the commissions to be paid to a broker-dealer based upon the quality of the brokerage and research services provided, or arranged for, and as a result, may select a broker-dealer whose commission costs may be higher than another would have charged.

RiverSource Investments monitors and evaluates the performance and execution capabilities of broker-dealers through which it places orders and periodically reviews its policy with regard to negotiating commissions or mark-ups for the funds in light of current market conditions, statistical studies and other available information.

Regular Broker-Dealers

During the Funds' fiscal year ended September 30, 2008, the Funds did not acquire securities of their regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      Capital Stock and Other Securities

Capital Stock

The Series is authorized to issue 1,300,000,000 shares of capital stock, each with a par value of $.001 each, divided into thirteen different series (which represent each of the Funds). Each Fund has two classes, designated Class A common stock and Class C common stock. Each share of a Fund's Class A and Class C common stock is equal as to earnings, assets, and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Series has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Series' Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3.

The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. All shares have noncumulative voting rights for the election of directors. Each outstanding share is fully paid and non-assessable, and each is freely transferable. There are no liquidation, conversion, or preemptive rights.

Other Securities

The Series has no authorized securities other than common stock.

                  Purchase, Redemption, and Pricing of Shares

Purchase of Shares

Class A

Purchase Price. Class A shares may be purchased at a price equal to the next determined net asset value per share, plus an initial sales charge.

Employee and Family Members. Class A shares of the Funds may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Funds, the other investment companies in the Seligman Group, and RiverSource Investments and its affiliates. Family members are defined to include lineal descendants and lineal ancestors, siblings (and their spouses and children) and any company or organization controlled by any of the foregoing. Such sales may also be made to employee benefit plans and thrift plans for such persons and to any investment advisory, custodial, trust or other fiduciary account managed or advised by RiverSource Investments or any affiliate. The sales may be made for investment purposes only, and shares may be resold only to the Funds. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales-related expenses as compared with sales to the general public.

If you are eligible to purchase Class A shares without a sales charge or qualify for volume discounts, you should inform your financial advisor, financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

Purchases of Class A shares by a "single person" (as defined below under "Persons Entitled to Reductions") may be eligible for the following reductions in initial sales charges:

Discounts and Rights of Accumulation. Reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of a Fund and in Class A shares of other Seligman mutual funds (excluding Class A shares of the Seligman Cash Management Fund), (ii) the current net asset value of the Class A and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the breakpoint discount thresholds for Class A shares described in the Prospectus (the "Breakpoint Discounts").

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group if those investments are held in your accounts with a different intermediary or with SDC.

Discounts and rights of accumulation apply with respect to your investments in the Seligman mutual funds only. Any investment that you may have in shares of a RiverSource fund, RiverSource Partners fund or Threadneedle fund will not be aggregated with your investments in the Seligman mutual funds for the purpose of determining eligibility for any Breakpoint Discount or reduced sales charge (this same policy also applies in connection with a letter of intent, as described below).

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed in the Prospectus, based on the total amount of Class A shares of the Funds that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent. In the event you do not fulfill your obligations and the amount of any outstanding sales charge is greater than the value of the shares in escrow, you will be required to pay the difference. If the amount of the outstanding sales charge is less than the value of the shares in escrow, you will receive any shares remaining in escrow after shares with a value equal to the amount of the outstanding sales charge are redeemed by the transfer agent.

Persons Entitled To Reductions. Reductions in initial sales charges apply to purchases of Class A shares in an account held by a "single person." A "single person" includes an individual; members of a family unit comprising husband, wife and minor children; or a trustee or other fiduciary purchasing for a single fiduciary account. Employee benefit plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, organizations tax exempt under
Section 501(c)(3) or (13) of the Internal Revenue Code, and non-qualified employee benefit plans that satisfy uniform criteria are also considered "single persons" for this purpose. The uniform criteria are as follows:

   1. Employees must authorize the employer, if requested by a Fund, to receive in bulk and to distribute to each participant on a timely basis the Prospectus, reports, and other shareholder communications.

   2. Employees participating in a plan will be expected to make regular periodic investments (at least annually). A participant who fails to make such investments may be dropped from the plan by the employer or the Fund 12 months and 30 days after the last regular investment in his account. In such event, the dropped participant would lose the discount on share purchases to which the plan might then be entitled.

   3. The employer must solicit its employees for participation in such an employee benefit plan or authorize and assist an investment dealer in making enrollment solicitations.

Eligible Employee Benefit Plans. The table of sales charges in the Prospectus applies to sales to "eligible employee benefit plans," except that the Funds may sell shares at net asset value to "eligible employee benefit plans" which have at least $2 million in plan assets at the time of investment in a Fund, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination. "Eligible employee benefit plan" means any plan or arrangement, whether or not tax qualified, which provides for the purchase of Fund shares. Sales are believed to require limited sales effort and sales-related expenses and therefore are made at net asset value. However, Section 403(b) Plans sponsored by public educational institutions are not eligible for net asset value purchases based on the aggregate investment made by the plan or member of eligible employees.

Sales to eligible employee benefit plans must be made in connection with a payroll deduction system of plan funding or other systems acceptable to SDC, the Funds' shareholder service agent. Contributions or account information for plan participation also should be transmitted to SDC by methods which it accepts. Additional information about "eligible employee benefit plans" is available from financial advisors or the distributor.

Further Types of Reductions. Class A shares may also be issued without an initial sales charge in the following instances:

(1)to any registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in Fund shares;

(2)to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act;

(3)to registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the distributor;

(4)to financial institution trust departments;

(5)to registered investment advisers exercising discretionary investment authority with respect to the purchase of Fund shares;

(6)to accounts of financial institutions or authorized dealers or investment advisors that charge account management fees, provided RiverSource Investments or one of its affiliates has entered into an agreement with respect to such accounts;

(7)pursuant to sponsored arrangements with organizations which make recommendations to, or permit group solicitations of, its employees, members or participants in connection with the purchase of shares of the Fund;

(8)to other investment companies in the Seligman funds in connection with a deferred fee arrangement for outside directors, or pursuant to a "fund of funds" arrangement in the Seligman funds;

(9)to certain "eligible employee benefit plans" as discussed above;

(10)to those partners and employees of outside counsel to the Funds or its directors or trustees who regularly provide advice and services to the Funds, to other funds managed by RiverSource Investments, or to their directors or trustees;

(11)in connection with sales pursuant to a retirement plan alliance program which has a written agreement with the distributor; and

(12)to participants in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in
    Section 401(a), 401(k), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts", for which Charles Schwab & Co., Inc. or an affiliate acts as broker-dealer, trustee, or recordkeeper.

CDSC Applicable to Class A Shares. Class A shares purchased without an initial sales charge due to a purchase of $1,000,000 or more, alone or through a volume discount, Right of Accumulation or letter of intent are subject to a CDSC of 1% on redemptions of such shares within 18 months of purchase. Employee benefit plans eligible for net asset value sales may be subject to a CDSC of 1% for terminations at the plan level only, on redemptions of shares purchased within 18 months prior to plan termination, except that any such plan that is or was a separate account client of the investment manager at the time of initial investment in a Seligman mutual fund (or within the prior 30 days) will not be subject to a CDSC on redemption of any shares. Other available reductions will not be subject to a 1% CDSC. The 1% CDSC will be waived on shares that were purchased through Morgan Stanley Dean Witter & Co. by certain Chilean institutional investors (i.e. pension plans, insurance companies, and mutual funds). Upon redemption of such shares within an 18-month period, Morgan Stanley Dean Witter will reimburse the distributor a pro rata portion of the fee it received from the distributor at the time of sale of such shares.

See "CDSC Waivers" below for other waivers which may be applicable to Class A shares.

Class C

Class C shares may be purchased at a price equal to the next determined net asset value without an initial sales charge. However, Class C shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase charged as a percentage of the current net asset value or the original purchase price, whichever is less.

Systematic Withdrawals. Class C shareholders may use the Funds' Systematic Withdrawal Plan to withdraw up to 10% of the value of their accounts per year without the imposition of a CDSC. Account value is determined as of the date the systematic withdrawals begin.

CDSC Waivers. The CDSC on Class C shares (and certain Class A shares, as discussed above) will be waived or reduced in the following instances:

(1)on redemptions following the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code) of a shareholder or beneficial owner;

(2)in connection with (1) distributions from retirement plans qualified under
   Section 401(a) of the Internal Revenue Code when such redemptions are necessary to make distributions to plan participants (such payments include, but are not limited to, death, disability, loans, retirement, or separation of service), (2) distributions from a custodial account under
   Section 403(b)(7) of the Internal Revenue Code or an IRA due to death, disability, or minimum distribution requirements after attainment of age
   70 1/2 or, for accounts established prior to January 1, 1998, attainment of age 59 1/2, and (3) a tax-free return of an excess contribution to an IRA;

(3)in whole or in part, in connection with shares sold to current and retired Directors of the Funds;

(4)in whole or in part, in connection with shares sold to any state, county, or city or any instrumentality, department, authority, or agency thereof, which is prohibited by applicable investment laws from paying a sales load or commission in connection with the purchase of any registered investment management company;

(5)in whole or in part, in connection with systematic withdrawals;

(6)in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, or retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with the distributor that contemplates a waiver of CDSCs;

(7)on incidental redemptions to cover administrative expenses (such expenses include, but are not limited to, directors/trustees fees, wire fees or courier fees) not to exceed $25.00 per occurrence;

(8)on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan level termination; and

(9)on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of the investment advisor at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund.

If, with respect to a redemption of any Class A or Class C shares sold by a dealer, the CDSC is waived because the redemption qualifies for a waiver as set forth above, the dealer shall remit to the distributor promptly upon notice, an amount equal to the payment or a portion of the payment made by the distributor at the time of sale of such shares.

Fund Reorganizations

Class A shares may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of shares of a Fund if the Fund is combined with another Seligman mutual fund, or in connection with a similar reorganization transaction.

Payment in Securities. In addition to cash, the Funds may accept securities in payment for Fund shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, a Fund will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if RiverSource Investments determines that the offered securities are a suitable investment for the Fund and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that a Fund would not accept securities with a value of less than $100,000 per issue in payment for shares. A Fund may reject in whole or in part offers to pay for Fund shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for Fund shares at any time without notice. The Funds will not accept restricted securities in payment for shares. The Funds will value accepted securities in the manner provided for valuing portfolio securities. Any securities accepted by a Fund in payment for that Fund's shares will have an active and substantial market and have a value which is readily ascertainable.

Offering Price

When you buy or sell Fund shares, you do so at the Class's net asset value ("NAV") next calculated after the distributor or SDC accepts your request. However, in some cases, the Series has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Funds. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of a Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class is computed by dividing such class's share of the value of the net assets of the Funds (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of a Fund, including the management fee paid by each Fund, are accrued daily and taken into account for the purpose of determining NAV.

Generally, portfolio securities in which the Funds invest are traded primarily in the over-the-counter market. Traded securities are valued at the last sales price on the primary market on which they are traded. Based on policies approved by the Board, securities for which there is no last sales price are valued either by independent pricing services based on bid prices that consider such factors as transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities, or by RiverSource Investments based on quotations provided by primary market makers in such securities. If RiverSource Investments concludes that the most recently reported (or closing) price of a security held by a Fund is no longer valid or reliable, or such price is otherwise unavailable, RiverSource Investments will value the security based upon its fair value as determined in accordance with procedures approved by the Board of Directors. These fair value procedures may be used to determine the value of a security in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. Short-term holdings maturing in 60 days or less are generally valued at current market quotations or amortized cost if RiverSource Investments believes it approximates fair value. Short-term obligations with more than 60 days remaining to maturity will be valued at current market value until the sixtieth day prior to maturity, and will then be valued on an amortized cost basis based on the value on such date unless the Board determines that this amortized cost value does not represent fair market value.

Specimen Price Make-Up

Under the current distribution arrangements between the Funds and the distributor, Class A shares are sold with a maximum initial sales charge of 4.50%, and Class C shares are sold at NAV/(1)/. Using each Class's NAV at September 30, 2008, the maximum offering price of the Funds' shares is as follows:

                                Class A shares

                      NAV          Maximum Sales Charge        Offering Price
   Fund            Per Share     (4.50% of Offering Price)       to Public
   ----            --------- +   ------------------------- =   --------------
   National.......   $7.31                 $0.34                   $7.65
   Colorado.......    7.14                  0.34                    7.48
   Georgia........    6.99                  0.33                    7.32
   Louisiana......    7.34                  0.35                    7.69
   Maryland.......    7.48                  0.35                    7.83
   Massachusetts..    7.64                  0.36                    8.00
   Michigan.......    7.66                  0.36                    8.02
   Minnesota......    7.26                  0.34                    7.60
   Missouri.......    7.20                  0.34                    7.54
   New York.......    7.63                  0.36                    7.99
   Ohio...........    7.44                  0.35                    7.79
   Oregon.........    7.35                  0.35                    7.70
   South Carolina.    7.51                  0.35                    7.86

                                Class C shares

                                            Class C
                                       NAV and Offering
                      Fund            Price Per Share/(1)/
                      ----            -------------------
                      National.......        $7.31
                      Colorado.......         7.43
                      Georgia........         7.01
                      Louisiana......         7.33
                      Maryland.......         7.50
                      Massachusetts..         7.64
                      Michigan.......         7.65
                      Minnesota......         7.27
                      Missouri.......         7.20
                      New York.......         7.64
                      Ohio...........         7.49
                      Oregon.........         7.34
                      South Carolina.         7.51

--------
(1)Class C shares are subject to a 1% CDSC if you redeem your shares within one year of purchase.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectus. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency, which make the disposal by a Fund of its shares impracticable or it is not reasonably practicable for a Fund to fairly determine the value of its net assets; or
(iii) such other periods as ordered by the SEC for the protection of the Funds' shareholders. Under these circumstances, redemption proceeds may be made in securities. If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of the Funds' responsibility for the prevention of money laundering, you may be required by the Funds, RiverSource Investments, the distributor or SDC or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Funds, the distributor or SDC or their service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Funds. The Funds, by written notice to you, may suspend payment to you of any proceeds or distributions if the Funds, the distributor or SDC or their service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Funds, RiverSource Investments, the distributor or SDC or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Funds have no arrangements with any person to permit frequent trading of Fund shares.

                             Taxation of the Funds

Federal Income Taxes. Each of the Funds is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. For each year so qualified, a Fund will not be subject to federal income taxes on its net ordinary income and capital gains, if any, realized during any taxable year, which it distributes to its shareholders, provided that the sum of (i) at least 90% of its net ordinary income and net short-term capital gains and (ii) at least 90% of its net tax-exempt interest is distributed to shareholders each year.

Qualification as a regulated investment company under the Internal Revenue Code requires among other things, that (1) at least 90% of the annual gross income of a Fund be derived from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stocks, securities or currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies; and (2) a Fund diversifies its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of a Fund's assets is represented by cash, US Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than US Government securities or securities of other regulated investment companies).

Each of the Funds is treated as a separate corporation for federal income tax purposes. As a result, determinations of net ordinary income, exempt-interest dividends and net long-term and short-term capital gains and losses will be made separately for each Fund.

If, at the end of each quarter of its taxable year, at least 50% of a Fund's total assets is invested in obligations exempt from regular federal income tax, the Fund will be eligible to pay dividends that are excludable by shareholders from gross income for regular federal income tax purposes. The total amount of such exempt interest dividends paid by a Fund cannot exceed the amount of federally tax-exempt interest received by the Fund during the year less certain expenses allocable to the Fund.

Interest on certain tax-exempt bonds that are private activity bonds within the meaning of the Internal Revenue Code is treated as a tax preference item for purposes of the alternative minimum tax, and any such interest received by the Funds and distributed to shareholders will be so treated for purposes of any alternative minimum tax liability of shareholders to the extent of the dividend's proportionate share of a Fund's income consisting of such interest.

Dividends from net investment income that are not designated as exempt-interest dividends and distributions from the excess of net short-term capital gains over net long-term capital losses are taxable as ordinary income to shareholders, whether received in cash or reinvested in additional shares. Such dividends and distributions generally will not be eligible for the treatment as qualified dividend income for non-corporate shareholders or for the dividends received deduction allowed to corporate shareholders.

Distributions of net capital gains (i.e., the excess of net long-term capital gains over any net short-term losses) are taxable as long-term capital gains, whether received in cash or invested in additional shares, regardless of how long the shares have been held by a shareholder, except that the portion of gains representing accrued market discount on tax-exempt obligations acquired after April 30, 1993 will be taxable as ordinary income. Individual shareholders will be subject to federal tax on distributions of net capital gains at a maximum rate of 15% if designated as derived from the Fund's capital gains from property held for more than one year and recognized in taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Shareholders receiving distributions in the form of additional shares issued by a Fund will generally be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

Interest on indebtedness incurred or continued to purchase or carry shares of any Fund will not be deductible for federal income tax purposes to the extent that the Fund's distributions are exempt from federal income tax.

At September 30, 2008, the National and Georgia Funds had net capital loss carryforwards for federal income tax purposes of $1,134,889 (with $1,130,135 and $4,754 expiring in 2011 and 2012, respectively) and $725,541 (expiring in
2013), respectively, which are available for offset against future taxable net capital gains. Accordingly, no capital gain distributions are expected to be paid to shareholders of these Funds until net capital gains have been realized in excess of the available capital loss carryforwards. During the year ended September 30, 2008, the National Fund utilized $10,713 of prior year's capital loss carryforwards.

In addition, from November 1, 2006 through September 30, 2007, the Colorado Fund incurred $17,483 of net realized capital losses. As permitted by tax regulations, the Colorado Fund intends to elect to defer these losses and treat them as arising in the fiscal year ended September 30, 2008. These losses will be available to offset future taxable net gains.

Dividends and distributions declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by a Fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

Any gain or loss realized upon a sale or redemption of shares in a Fund by a shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. Individual shareholders will be subject to federal income tax on net capital gains at a maximum rate of 15% in respect of shares held for more than one year and disposed of in taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which an exempt interest dividend has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be disallowed to the extent of the amount of the exempt interest dividend paid by a Fund to the shareholder. Further, if shares on which a long-term capital gains distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized, to the extent not otherwise disallowed pursuant to the immediately preceding sentence, will be treated as long-term capital loss to the extent of the long-term capital gain distribution. In addition, no loss will be allowed on the sale or other disposition of shares of a Fund if, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquires (including shares acquired through dividend reinvestment) securities that are substantially identical to the shares of the Fund.

In determining gain or loss on shares of a Fund that are sold or exchanged within 90 days after acquisition, a shareholder generally will not be permitted to include in the tax basis attributable to such shares the sales charge incurred in acquiring such shares to the extent of any subsequent reduction of the sales charge by reason of the exchange or reinstatement options offered by the Fund. Any sales charge not taken into account in determining the tax basis of shares sold or exchanged within 90 days after acquisition will be added to the shareholder's tax basis in the shares acquired pursuant to the exchange or reinstatement options.

Each Fund is subject to a 4% nondeductible excise tax on amounts required to be but not distributed under a prescribed formula. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund's ordinary income for the calendar year, at least 98% of its capital gain net income realized during the one-year period ending October 31 during such year, and all ordinary income and capital gain net income for prior years that was not previously distributed. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax.

Unless a shareholder includes a certified taxpayer identification number (social security number for individuals) on the account application and certifies that the shareholder is not subject to backup withholding, the Funds are required to withhold and remit to the US Treasury Department a portion of distributions and other reportable payments to the shareholder. Shareholders should be aware that, under regulations promulgated by the US Treasury Department, a Fund may be fined on an annual basis for each account for which a certified taxpayer identification number (social security number for individuals) is not provided. In the event that such a fine is imposed, the Fund may charge a service fee equal to such fine that may be deducted from the shareholder's account and offset against any undistributed dividends and capital gain distributions. The Funds also reserve the right to close any account which does not have a certified taxpayer identification number or social security number, as applicable.

Shareholders are urged to consult their tax advisors concerning the effect of federal income taxes in their individual circumstances. In particular, persons who may be "substantial users" (or "related person" of substantial users) of facilities financed by industrial development bonds or private activity bonds should consult the tax advisors before purchasing shares of any Fund.

Other State and Local Taxes

The exemption of interest on municipal securities for federal income tax purposes does not necessarily result in exemption under the income tax laws of any state or city. Distributions from a Fund may be taxable to investors under state and local law even though all or a part of such distributions may be derived from federally tax-exempt sources or from obligations which, if received directly, would be exempt from such income tax. In some states, shareholders of the National Fund may be afforded tax-exempt treatment on distributions to the extent they are derived from municipal securities issued by that state or its localities.

Prospective investors should be aware that an investment in a certain Fund may not be suitable for persons who are not residents of the designated state or who do not receive income subject to income taxes in that state. Shareholders should consult their own tax advisors.

                                 Underwriters

Distribution of Securities

The Series and the distributor are parties to a Distributing Agreement, dated January 1, 1993, under which the distributor acts as the exclusive agent for distribution of shares of the Funds. The distributor accepts orders for the purchase of Fund shares, which are offered continuously. As general distributor of the Funds' capital stock, the distributor allows reallowances to all dealers on sales of Class A shares, as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. The distributor retains the balance of sales charges and any CDSCs paid by investors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Funds for the fiscal years ended September 30, 2008, 2007 and 2006, are shown below. Also shown below are the amounts of Class A and Class C sales charges that were retained by the distributor. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Any initial sales charges paid on Class C shares would relate to purchases prior to June 4, 2007.

                                     2008

                        Total Sales Charges Paid   Amount of Class A
                            by Shareholders      Sales Charges Retained
        Fund               on Class A Shares       by the Distributor
        ----            ------------------------ ----------------------
        National.......         $57,892                  $7,651
        Colorado.......          37,662                   4,731
        Georgia........          11,596                   1,550
        Louisiana......          18,056                   2,272
        Maryland.......          42,653                   5,268
        Massachusetts..          60,228                   7,566
        Michigan.......          26,860                   3,860
        Minnesota......          49,497                   6,427
        Missouri.......          18,397                   2,485
        New York.......          48,724                   7,550
        Ohio...........          36,672                   4,907
        Oregon.........          47,584                   5,911
        South Carolina.          60,418                   7,824

                                     2007

                        Total Sales Charges Paid    Amount of Class A
                            by Shareholders         and Class C Sales
                             on Class A and      Charges Retained by the
        Fund                 Class C Shares            Distributor
        ----            ------------------------ -----------------------
        National.......         $18,992                  $3,601
        Colorado.......          11,071                   1,275
        Georgia........          17,005                   2,538
        Louisiana......          22,476                   2,848
        Maryland.......          13,082                   2,766
        Massachusetts..          39,513                   3,825
        Michigan.......          20,153                   2,887
        Minnesota......          35,607                   4,740
        Missouri.......          12,379                   1,530
        New York.......          31,659                   6,334
        Ohio...........          40,274                   5,247
        Oregon.........          75,778                   9,258
        South Carolina.          73,520                   8,890

                                     2006

                        Total Sales Charges Paid    Amount of Class A
                            by Shareholders         and Class C Sales
                             on Class A and      Charges Retained by the
        Fund                 Class C Shares            Distributor
        ----            ------------------------ -----------------------
        National.......         $41,570                  $ 4,666
        Colorado.......          32,238                    3,723
        Georgia........          10,740                    1,302
        Louisiana......          31,738                    4,117
        Maryland.......          15,350                    1,694
        Massachusetts..          17,239                    2,055
        Michigan.......          29,709                    3,415
        Minnesota......          37,367                    4,644
        Missouri.......          11,350                    1,353
        New York.......          52,230                    6,778
        Ohio...........          40,102                    5,118
        Oregon.........          58,996                    7,363
        South Carolina.          90,785                   11,862

Compensation

The distributor, which is an affiliated person of RiverSource Investments, which is an affiliated person of the Funds, received the following commissions and other compensation from the Funds during the fiscal year ended
September 30, 2008:

                Net Underwriting   Compensation on
                 Discounts and     Redemptions and
                  Commissions        Repurchases
                 (Class A Sales   (CDSC on Class A
                    Charges          and Class C      Brokerage       Other
Fund               Retained)     Shares Retained)(1) Commissions Compensation (2)
----            ---------------- ------------------- ----------- ----------------
National.......      $7,651             $230            $-0-          $2,562
Colorado.......       4,731              -0-             -0-             870
Georgia........       1,550              -0-             -0-             871
Louisiana......       2,272              -0-             -0-             600
Maryland.......       5,268              -0-             -0-             769
Massachusetts..       7,566              613             -0-           4,354
Michigan.......       3,860              -0-             -0-             646
Minnesota......       6,427              -0-             -0-             551
Missouri.......       2,485              -0-             -0-             661
New York.......       7,550              699             -0-           7,688
Ohio...........       4,907              750             -0-           3,310
Oregon.........       5,911              -0-             -0-           1,746
South Carolina.       7,824              991             -0-           4,198

--------
(1)Includes CDSC retained with respect to Class D shares, which converted to Class C shares.

(2)During the year ended September 30, 2008, the distributor received distribution and service fees paid by the Fund in respect of Class C shares pursuant to the Funds' Rule 12b-1 Plan. The arrangements pursuant to which such compensation is paid are detailed above under the discussion "Rule 12b-1 Plan."

Other Payments

The distributor pays authorized dealers or investment advisors, from its own resources, a fee on purchases of Class A shares of the Seligman mutual funds (other than Seligman TargetHorizon ETF Portfolios, Inc. (the "TargETFunds") and Seligman Cash Management Fund, Inc. (the "Cash Fund")) of $1,000,000 or more ("NAV sales"), calculated as follows:

                                            Payment to Dealer
                Amount of Purchase        (as a % of NAV sales)
                ------------------        ---------------------
                $1,000,000 - $3,999,999..         1.00%
                $4,000,000 - $24,999,999.         0.50%
                $25,000,000 or more......         0.25%

With respect to purchases of Class A shares of the TargETFunds, the distributor shall pay authorized dealers or investment advisors 0.25% on NAV sales attributable to such funds. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The calculation of the fee will be based on assets held by a "single person," including an individual, members of a family unit comprising husband, wife and minor children purchasing securities for their own account, or a trustee or other fiduciary purchasing for a single fiduciary account or single trust. Purchases made by a trustee or other fiduciary for a fiduciary account may not be aggregated with purchases made on behalf of any other fiduciary or individual account.

The distributor also pays authorized dealers or investment advisors, from its own resources, a fee on assets of certain investments in Class A shares of the Seligman mutual funds participating in an "eligible employee benefit plan" that are attributable to the particular authorized dealer or investment advisor. The shares eligible for the applicable fee described below are those on which an initial sales charge was not paid because either the participating eligible employee benefit plan has, for accounts opened prior to January 7, 2008, at least (1) $500,000 invested in the Seligman mutual funds or (2) 50 eligible employees to whom such plan is made available or, for accounts opened on or after January 7, 2008, at least $2 million in plan assets at the time of investment in a Fund. The payment schedule, for each calendar year, in respect of the Seligman mutual funds (other than the TargETFunds and the Cash Fund) is as follows:

                                                    Payment to Dealer
        Amount of Purchase                        (as a % of NAV sales)
        ------------------                        ---------------------
        sales up to but not including $4,000,000.         1.00%
        $4,000,000 - $24,999,999.................         0.50%
        $25,000,000 or more......................         0.25%

The payment is based on cumulative sales for each plan during a single calendar year, or portion thereof. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The payment schedule, for each calendar year, in respect of the TargETFunds is 0.25% of sales. These fees in respect of eligible employee benefit plans and the fees on NAV sales described above are not duplicative (i.e., the fee is paid one time to authorized dealers or investment advisors for each purchase of Class A shares of $1,000,000 or more participating in an eligible employee benefit plan).

With respect to the fees relating to eligible employee benefit plans and NAV sales (each as described above), no fees shall be payable on any assets invested in a Fund by an eligible employee benefit plan that is a separate account client of the investment manager at the time of initial investment (or within the prior 30 days) in a Fund.

The fees described above under "Other Payments" relate only to purchases of Class A shares of the Seligman mutual funds. Purchases of shares of RiverSource funds, RiverSource Partners funds and Threadneedle funds will not be aggregated with purchases of shares of the Seligman mutual funds for purposes of the fees described above.

Payments to Financial Institutions

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial institutions, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial institution, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges - fees that a financial institution charges its representatives for effecting transactions in the funds. The amount of payment varies by financial institution, and often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial institution in addition to such asset-based fees, are considered on a case-by-case basis.

Program and Shareholder Servicing

Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial institution to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial institution may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

Other Payments

The distributor and its affiliates may separately pay financial institutions in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial institution employees, client and investor events and other financial institution-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law.

From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

Financial Institution Arrangements

The financial institution through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial institution.

                        Calculation of Performance Data

The Funds may quote performance data in various ways. All performance information supplied by the Funds in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or CDSC, as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $100,000 is 4.50%. Although for all periods presented the Funds' Class A share returns reflect the 4.50% maximum initial sales charge, the actual returns for periods prior to January 7, 2008 would have been lower if a 4.75% maximum initial sales charge then in effect was incurred. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented in the Funds' Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred.

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in the Funds over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return).

Cumulative total returns reflect the simple change in the value of a hypothetical investment in the Funds over a stated period. The cumulative total returns for each Class of shares of the Funds is calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period specified; subtracting the maximum initial sales charge for Class A shares; determining the total value of all dividends and distributions, if any, that would have been paid during the period on such shares assuming that each dividend or distribution was reinvested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class C shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment.

No adjustments have been made for any income taxes payable by investors on dividends or gain distributions or on the redemption of shares.

Historical Investment Results

Class A

The annualized yields for the 30-day period ended September 30, 2008 for each Fund's Class A shares were as follows: National - 3.78%, Colorado - 3.25%, Georgia - 3.57%, Louisiana - 3.39%, Maryland - 3.55%, Massachusetts - 2.67%, Michigan - 3.26%, Minnesota - 3.08%, Missouri - 3.25%, New York - 3.29%, Ohio - 3.12%, Oregon - 3.30%, and South Carolina - 3.73%. The annualized yield was computed by dividing a Fund's net investment income per share earned during this 30-day period by the maximum offering price per share (i.e., the net asset value plus the maximum initial sales charge of 4.50%, in respect of Class A shares only, of the gross amount invested) on September 30, 2008, which was the last day of this period. The average number of Class A shares per Fund were:
National - 7,805,595, Colorado - 4,112,726, Georgia -3,246,264, Louisiana -
3,189,958, Maryland - 4,139,793, Massachusetts - 7,426,006, Michigan -
8,712,359, Minnesota - 9,176,821, Missouri - 3,406,585, New York - 7,529,279,
Ohio - 11,132,752, Oregon - 5,779,386 and South Carolina - 7,670,541, which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed by totaling the interest earned on all debt obligations during the 30-day period and subtracting from that amount the total of all recurring expenses incurred during the period. The 30-day yield was then annualized on a bond-equivalent basis assuming semi-annual reinvestment and compounding of net investment income.

The tax equivalent annualized yields for the 30-day period ended September 30, 2008 for each Fund's Class A shares were as follows: National - 5.82%, Colorado
- 5.25%, Georgia - 5.84%, Louisiana - 5.54%, Maryland - 5.73%, Massachusetts - 4.65%, Michigan - 5.24%, Minnesota - 5.12%, Missouri - 5.31%, New York - 5.43%,
Ohio - 5.12%, Oregon - 5.57% and South Carolina - 6.16%. The tax equivalent annualized yield was computed by first computing the annualized yield as discussed above. Then the portion of the yield attributable to securities the income of which was exempt from federal and state income taxes was determined. This portion of the yield was then divided by one minus the following percentages: National - 35.00%, Colorado - 38.01%, Georgia - 38.90%, Louisiana
- 38.90%, Maryland - 38.09%, Massachusetts - 42.80%, Michigan - 37.83%,
Minnesota - 40.10%, Missouri - 38.90%, New York - 39.45%, Ohio - 39.26%, Oregon
- 40.85% and South Carolina - 39.55%, (which percentages assume the maximum combined federal and state income tax rate for individual taxpayers that are subject to such state's personal income taxes). Then the small portion of the yield (for all the Funds except the National Fund) attributable to securities the income of which was exempt only for federal income tax purposes was determined. This portion of the yield was then divided by one minus 35.0% (35.0% being the assumed maximum federal income tax rate for individual taxpayers). These two calculations were then added to the portion of the Class A shares' yield, if any, that was attributable to securities the income of which was not tax-exempt.

The average annual total returns for the one-, five- and ten-year periods ended September 30, 2008 for each Fund's Class A shares were as follows: National - (6.42)%, 1.44% and 2.68%, Colorado - (4.79)%, 1.84% and 3.30%, Georgia -
(8.76)%, 0.37% and 2.43%, Louisiana - (6.98)%, 1.10% and 2.89%, Maryland -
(4.94)%, 1.75% and 3.06%, Massachusetts - (2.81)%, 1.77% and 3.38%, Michigan -
(6.07)%, 1.03% and 2.98%, Minnesota - (4.49)%, 1.44% and 3.01%, Missouri -
(5.84)%, 1.27% and 3.03%, New York - (5.64)%, 1.60% and 3.17%, Ohio - (5.73)%,
1.28% and 2.92%, Oregon - (4.90)%, 1.73% and 3.25% and South Carolina -
(6.72)%, 1.58% and 3.13%. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class A shares of each Fund, subtracting the maximum initial sales charge of 4.50% of the public offering price and assuming that all of the dividends and capital gain distributions paid by each Fund's Class A shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five-, and ten-year periods of each Fund, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class A shares of the Funds for the ten-year period ended September 30, 2008 were as follows: National - 30.32%, Colorado - 38.37%, Georgia - 27.09%, Louisiana - 32.97%, Maryland - 35.22%, Massachusetts
- 39.40%, Michigan - 34.20, Minnesota - 34.59%, Missouri - 34.74%, New York - 36.63%, Ohio - 33.41%, Oregon - 37.63% and South Carolina - 36.09%. Thus, a $1,000 investment in Class A shares made on September 30, 1998 had a value on September 30, 2008 of: National $1,303, Colorado $1,384, Georgia $1,271, Louisiana $1,330, Maryland $1,352, Massachusetts $1,394, Michigan $1,342, Minnesota $1,346, Missouri $1,347, New York $1,366, Ohio $1,334, Oregon $1,376,
and South Carolina $1,361.

Class C

The annualized yields for the 30-day period ended September 30, 2008 for each Fund's Class C shares were as follows: National - 3.03%, Colorado - 2.55%, Georgia -2.79%, Louisiana - 2.62%, Maryland - 2.79%, Massachusetts - 1.89%, Michigan - 2.48%, Minnesota - 2.31%, Missouri - 2.48%, New York - 2.52%, Ohio - 2.34%, Oregon - 2.54% and South Carolina - 2.96%. The annualized yield was computed as discussed above for Class A shares. The average number of Class C shares per Fund was: National - 296,307, Colorado - 89,077, Georgia - 145,562, Louisiana - 136,920, Maryland - 201,805, Massachusetts - 333,937, Michigan - 251,170, Minnesota - 74,790, Missouri - 56,461, New York - 706,650, Ohio -
191,927, Oregon - 324,571 and South Carolina - 631,953, which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed as discussed above for Class A shares.

The tax equivalent annualized yields for the 30-day period ended September 30, 2008 for each Fund's Class C shares were as follows: National - 4.66%, Colorado
- 4.11%, Georgia - 4.56%, Louisiana - 4.28%, Maryland - 4.51%, Massachusetts - 3.30%, Michigan - 3.99%, Minnesota - 3.84%, Missouri - 4.05%, New York - 4.16%,
Ohio - 3.84%, Oregon - 4.29% and South Carolina - 4.89%. The tax equivalent annualized yield was computed as discussed above for Class A shares.

The average annual total returns for the one- and five-year periods ended September 30, 2008 and for the period from May 27, 1999 (inception) to September 30, 2008 for each Fund's Class C shares were as follows: National - (4.01)%, 1.47% and 2.43%, Colorado - (2.16)%, 1.87% and 3.03%, Georgia -
(6.21)%, 0.41% and 2.10%, Louisiana - (4.41)%, 1.09% and 2.60%, Maryland -
(2.26)%, 1.80% and 2.76%, Massachusetts - (0.25)%, 1.78% and 3.22%, Michigan -
(3.51)%, 1.07% and 2.74%, Minnesota - (1.79)%, 1.46% and 2.71%, Missouri -
(3.21)%, 1.26% and 2.83%, New York - 3.02%, 1.61% and 3.00%, Ohio - (3.09)%,
1.31% and 2.66% , Oregon - (2.29)%, 1.74% and 2.96% and South Carolina -
(4.10)%, 1.61% and 2.91%. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class C shares of each Fund and assuming that all of the dividends and capital gain distributions paid by each Fund's Class C shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the period since inception of each Fund, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class C shares of the Funds for the period from May 27, 1999 (inception) through September 30, 2008 were as follows:
National - 25.19%, Colorado - 32.20%, Georgia - 21.41%, Louisiana - 27.11%, Maryland - 29.05%, Massachusetts - 34.49%, Michigan - 28.82%, Minnesota - 28.37%, Missouri - 29.85%, New York - 31.80%, Ohio - 27.85%, Oregon - 31.36%
and South Carolina - 30.76%. Thus, a $1,000 investment in Class C shares made on May 27, 1999 had a value on September 30, 2008 of: National $1,252, Colorado $1,322, Georgia $1,214, Louisiana $1,271, Maryland $1,291, Massachusetts $1,345, Michigan $1,288, Minnesota $1,284, Missouri $1,299, New York $1,318,
Ohio $1,279, Oregon $1,314, and South Carolina $1,308.

                             Financial Statements

The Series' Annual Report to Shareholders for the fiscal year ended
September 30, 2008, contains portfolios of the investments of the Funds as of September 30, 2008, as well as certain other financial information as of this date. The financial statements and notes included in the Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished, without charge, to investors who request copies of this SAI.

          Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of

$7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors (the principal underwriter of the Seligman Funds) relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of Seligman, RiverSource Investments and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex of funds.

Neither Seligman nor RiverSource Investments believes that the foregoing legal action or other possible actions will have a material adverse impact on Seligman, RiverSource Investments or their current and former clients, including the Seligman Funds and other investment companies managed RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                              General Information

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted by the provisions of the 1940 Act or applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Series shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each class or series affected by such matter. Rule 18f-2 further provides that a class or series shall be deemed to be affected by a matter unless it is clear that the interests of each class or Series in the matter are substantially identical or that the matter does not affect any interest of such class or Series. However, the Rule exempts the selection of independent public accountants, the approval of principal distributing contracts and the election of directors from the separate voting requirements of the Rule.

Custodian. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian for the Funds. It also maintains, under the general supervision of RiverSource Investments, the accounting records and determines the net asset value for the Funds.

Administrative Services. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the RiverSource funds, as well as the Seligman funds. These services include administrative, accounting, treasury, and other services.

Board Services Corporation. The funds have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has been selected as auditors of the Funds. Their address is Two World Financial Center, New York, New York 10281.

                            DESCRIPTION OF RATINGS

Standard & Poor's Long-Term Debt Ratings.

A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees. The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

   . Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation.

   .   Nature of and provisions of the obligation.

   . Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Investment Grade

Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

Speculative Grade

Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category also is used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

Debt rated CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

Debt rated C typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

The rating CI is reserved for income bonds on which no interest is being paid.

Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Moody's Long-Term Debt Ratings

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment some time in the future.

Baa - Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements - their future cannot be considered as well- assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Fitch's Long-Term Debt Ratings

Fitch's bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Fitch ratings are not recommendations to buy, sell or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature of taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

Investment Grade

AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Speculative Grade

BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

SHORT-TERM RATINGS

Standard & Poor's Commercial Paper Ratings

A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with doubtful capacity for payment.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Standard & Poor's Muni Bond and Note Ratings

An S&P municipal bond or note rating reflects the liquidity factors and market-access risks unique to these instruments. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

Note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

Municipal bond rating symbols and definitions are as follows:

Standard & Poor's rating SP-1 indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

Standard & Poor's rating SP-2 indicates satisfactory capacity to pay principal and interest.

Standard & Poor's rating SP-3 indicates speculative capacity to pay principal and interest.

Moody's Short-Term Ratings

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: (i) leading market positions in well-established industries, (ii) high rates of return on funds employed, (iii) conservative capitalization structure with moderate reliance on debt and ample asset protection, (iv) broad margins in earnings coverage of fixed financial charges and high internal cash generation, and (v) well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

Moody's Short-Term Muni Bonds and Notes

Short-term municipal bonds and notes are rated by Moody's. The ratings reflect the liquidity concerns and market access risks unique to notes.

Moody's MIG 1/VMIG 1 indicates the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

Moody's MIG 2/VMIG 2 indicates high quality. Margins of protection are ample although not so large as in the preceding group.

Moody's MIG 3/VMIG 3 indicates favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Moody's MIG 4/VMIG 4 indicates adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

Fitch's Short-Term Ratings

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S: Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D: Default. Issues assigned this rating are in actual or imminent payment default.

The Seligman Funds*                                                  Appendix A

Seligman Asset Allocation Series, Inc.

Seligman Asset Allocation Aggressive Growth Fund

Seligman Asset Allocation Balanced Fund

Seligman Asset Allocation Growth Fund

Seligman Asset Allocation Moderate Growth Fund

Seligman Capital Fund, Inc.

Seligman Cash Management Fund, Inc.

Seligman Common Stock Fund, Inc.

Seligman Communications and Information Fund, Inc.

Seligman Core Fixed Income Fund, Inc.

Seligman Frontier Fund, Inc.

Seligman Global Fund Series, Inc.

Seligman Emerging Markets Fund

Seligman Global Smaller Companies Fund

Seligman Global Growth Fund

Seligman Global Technology Fund

Seligman International Growth Fund

Seligman Growth Fund, Inc.

Seligman High Income Fund Series

Seligman U.S. Government Securities Fund

Seligman High-Yield Fund

Seligman Income and Growth Fund, Inc.

Seligman LaSalle International Real Estate Fund, Inc.

Seligman LaSalle Real Estate Fund Series, Inc.

Seligman LaSalle Global Real Estate Fund

Seligman LaSalle Monthly Dividend Real Estate Fund

Seligman Municipal Fund Series, Inc.

Seligman National Municipal Class

Seligman Colorado Municipal Class

Seligman Georgia Municipal Class

Seligman Louisiana Municipal Class

Seligman Maryland Municipal Class

Seligman Massachusetts Municipal Class

Seligman Michigan Municipal Class

Seligman Minnesota Municipal Class

Seligman Missouri Municipal Class

Seligman New York Municipal Class

Seligman Ohio Municipal Class

Seligman Oregon Municipal Class

Seligman South Carolina Municipal Class

Seligman Municipal Series Trust

Seligman California Municipal High-Yield Series

Seligman California Municipal Quality Series

Seligman Florida Municipal Series

Seligman North Carolina Municipal Series

Seligman New Jersey Municipal Fund, Inc.

Seligman Pennsylvania Municipal Fund Series

Seligman Portfolios, Inc.

Seligman Capital Portfolio

Seligman Cash Management Portfolio

Seligman Common Stock Portfolio

Seligman Communications and Information Portfolio

Seligman Global Technology Portfolio

Seligman International Growth Portfolio

Seligman Investment Grade Fixed Income Portfolio

Seligman Large-Cap Value Portfolio

Seligman Smaller-Cap Value Portfolio

Seligman TargetHorizon ETF Portfolios, Inc.

Seligman TargETFund 2045

Seligman TargETFund 2035

Seligman TargETFund 2025

Seligman TargETFund 2015

Seligman TargETFund Core

Seligman Value Fund Series, Inc.

Seligman Large-Cap Value Fund

Seligman Smaller-Cap Value Fund

Tri-Continental Corporation

* Cannot be exchanged with any RiverSource fund, RiverSource Partners fund or Threadneedle fund.

The RiverSource Complex of Funds*                                    Appendix B

RiverSource Bond Series, Inc.

RiverSource Floating Rate Fund

RiverSource Income Opportunities Fund

RiverSource Inflation Protected Securities Fund

RiverSource Limited Duration Bond Fund

RiverSource California Tax-Exempt Trust

RiverSource California Tax-Exempt Fund

RiverSource Dimensions Series, Inc.

RiverSource Disciplined Small and Mid Cap Equity Fund

RiverSource Disciplined Small Cap Value Fund

RiverSource Diversified Income Series, Inc.

RiverSource Diversified Bond Fund

RiverSource Equity Series, Inc.

RiverSource Mid Cap Growth Fund

RiverSource Global Series, Inc.

RiverSource Absolute Return Currency and Income Fund

RiverSource Emerging Markets Bond Fund

RiverSource Global Bond Fund

RiverSource Global Technology Fund

Threadneedle Emerging Markets Fund

Threadneedle Global Equity Fund

RiverSource Government Income Series, Inc.

RiverSource Short Duration U.S. Government Fund

RiverSource U.S. Government Mortgage Fund

RiverSource High Yield Income Series, Inc.

RiverSource High Yield Bond Fund

RiverSource Income Series, Inc.

RiverSource Income Builder Basic Income Fund

RiverSource Income Builder Enhanced Income Fund

RiverSource Income Builder Moderate Income Fund

RiverSource International Managers Series, Inc.

RiverSource Partners International Select Growth Fund

RiverSource Partners International Select Value Fund

RiverSource Partners International Small Cap Fund

RiverSource International Series, Inc.

RiverSource Disciplined International Equity Fund

Threadneedle European Equity Fund

Threadneedle Global Equity Income Fund

Threadneedle Global Extended Alpha Fund

Threadneedle International Opportunity Fund

RiverSource Investment Series, Inc.

RiverSource Balanced Fund

RiverSource Disciplined Large Cap Growth Fund

RiverSource Diversified Equity Income Fund

RiverSource Disciplined Large Cap Value Fund

RiverSource Mid Cap Value Fund

RiverSource Large Cap Series, Inc.

RiverSource Disciplined Equity Fund

RiverSource Growth Fund

RiverSource Large Cap Equity Fund

RiverSource Large Cap Value Fund

RiverSource Managers Series, Inc.

RiverSource Partners Aggressive Growth Fund

RiverSource Partners Fundamental Value Fund

RiverSource Partners Select Value Fund

RiverSource Partners Small Cap Equity Fund

RiverSource Partners Small Cap Value Fund

RiverSource Market Advantage Series, Inc.

RiverSource Portfolio Builder Aggressive Fund

RiverSource Portfolio Builder Conservative Fund

RiverSource Portfolio Builder Moderate Aggressive Fund

RiverSource Portfolio Builder Moderate Conservative Fund

RiverSource Portfolio Builder Moderate Fund

RiverSource Portfolio Builder Total Equity Fund

RiverSource S&P 500 Index Fund

RiverSource Small Company Index Fund

RiverSource Money Market Series, Inc.

RiverSource Cash Management Fund

RiverSource Sector Series, Inc.

RiverSource Dividend Opportunity Fund

RiverSource Real Estate Fund

RiverSource Selected Series, Inc.

RiverSource Precious Metals and Mining Fund

RiverSource Series Trust

RiverSource 120/20 Contrarian Equity Fund

RiverSource Retirement Plus 2010 Fund

RiverSource Retirement Plus 2015 Fund

RiverSource Retirement Plus 2020 Fund

RiverSource Retirement Plus 2025 Fund

RiverSource Retirement Plus 2030 Fund

RiverSource Retirement Plus 2035 Fund

RiverSource Retirement Plus 2040 Fund

RiverSource Retirement Plus 2045 Fund

RiverSource Short Term Investments Series, Inc.

RiverSource Short-Term Cash Fund

RiverSource Special Tax-Exempt Series Trust

RiverSource Minnesota Tax-Exempt Fund

RiverSource New York Tax-Exempt Fund

RiverSource Strategic Allocation Series, Inc.

RiverSource Strategic Allocation Fund

RiverSource Strategic Income Allocation Fund

RiverSource Strategy Series, Inc.

RiverSource Equity Value Fund

RiverSource Partners Small Cap Growth Fund

RiverSource Small Cap Advantage Fund

RiverSource Tax-Exempt Income Series, Inc.

RiverSource Tax-Exempt High Income Fund

RiverSource Tax-Exempt Money Market Series, Inc.

RiverSource Tax-Exempt Money Market Fund

RiverSource Tax-Exempt Series, Inc.

RiverSource Intermediate Tax-Exempt Fund

RiverSource Tax-Exempt Bond Fund

RiverSource Variable Series Trust

Disciplined Asset Allocation Portfolios - Aggressive

Disciplined Asset Allocation Portfolios - Conservative

Disciplined Asset Allocation Portfolios - Moderate

Disciplined Asset Allocation Portfolios - Moderately Aggressive

Disciplined Asset Allocation Portfolios - Moderately Conservative

RiverSource Partners Variable Portfolio - Fundamental Value Fund

RiverSource Partners Variable Portfolio - Select Value Fund

RiverSource Partners Variable Portfolio - Small Cap Value Fund

RiverSource Variable Portfolio - Balanced Fund

RiverSource Variable Portfolio - Cash Management Fund

RiverSource Variable Portfolio - Core Equity Fund

RiverSource Variable Portfolio - Diversified Bond Fund

RiverSource Variable Portfolio - Diversified Equity Income Fund

RiverSource Variable Portfolio - Global Bond Fund

RiverSource Variable Portfolio - Global Inflation Protected Securities Fund

RiverSource Variable Portfolio - Growth Fund

RiverSource Variable Portfolio - High Yield Bond Fund

RiverSource Variable Portfolio - Income Opportunities Fund

RiverSource Variable Portfolio - Large Cap Equity Fund

RiverSource Variable Portfolio - Large Cap Value Fund

RiverSource Variable Portfolio - Mid Cap Growth Fund

RiverSource Variable Portfolio - Mid Cap Value Fund

RiverSource Variable Portfolio - S&P 500 Index Fund

RiverSource Variable Portfolio - Short Duration U.S. Government Fund

RiverSource Variable Portfolio - Small Cap Advantage Fund

Threadneedle Variable Portfolio - Emerging Markets Fund

Threadneedle Variable Portfolio - International Opportunity Fund

* Cannot be exchanged with any Seligman fund.

                                      55